Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280954

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 1, 2024)

NexPoint Diversified Real Estate Trust

9.00% Series B Cumulative Redeemable Preferred Shares

(Series B Cumulative Redeemable Preferred Shares, Initial Stated Value $25.00 per share)

Maximum of 16,000,000 Shares

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of a maximum of 16,000,000 shares of our 9.00% Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share (our “Series B Preferred Shares”), at a public offering price of $25.00 per share in this offering. The initial closing of the offering is expected to occur on or about February 7, 2025. To the extent a participating broker-dealer in this offering reduces its selling commissions below 7.0%, the public offering price per share of Series B Preferred Shares will be decreased by an amount equal to such reduction. The Series B Preferred Shares will rank senior to our common shares and pari passu with our 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share (our “Series A Preferred Shares”), with respect to payment of dividends and distribution of amounts upon liquidation, dissolution, termination, cancellation or winding up. Holders of our Series B Preferred Shares will have no voting rights except as set forth in the statement of preferences establishing the Series B Preferred Shares (the “Series B Statement of Preferences”), including an exclusive voting right on any amendment to our agreement and declaration of trust (the “Declaration”) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Shares. This prospectus supplement also covers our common shares that may be issuable upon redemption of the Series B Preferred Shares sold pursuant to this offering.

We are organized and conduct our operations to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, the Declaration generally limits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares, or 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of all classes or series of our beneficial interests, including the Series A Preferred Shares and Series B Preferred Shares. See “Description of Capital Shares—Restrictions on Ownership and Transfer” beginning on page 12 of the accompanying prospectus.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXDT.” On January 29, 2025, the last reported sale price of our common shares on the NYSE was $5.28 per share. There is currently no public trading market for the Series B Preferred Shares, and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Shares on any national securities exchange.

As part of our “friends and family” program, we may sell Series B Preferred Shares to the families of or persons or entities having prior relationships with our employees or employees of NexPoint Real Estate Advisors X, L.P. (our “Adviser”), who acts as our external adviser, or persons who are selected by the dealer manager in consultation with the Company. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of the Series B Preferred Shares sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction.

We are a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should read carefully the section entitled Risk Factors beginning on page S-12 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering(1)
Offering
Public offering price	$25.00	$400,000,000	(2)
Selling commissions(3)(4)(5)	$1.75	$28,000,000
Dealer manager fee (3)	$0.75	$12,000,000
Proceeds, before expenses, to us	$22.50	$360,000,000

(1)	Assumes that all Series B Preferred Shares offered in this offering are sold and that no Series B Preferred Shares are sold as part of our “friends and family” program.
(2)	Initial gross proceeds.
(3)

Selling commissions and the dealer manager fee will equal up to 7.0% and 3.0% of aggregate gross offering proceeds, respectively, from the sale of our Series B Preferred Shares in this offering. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and authorized by our dealer manager to sell our Series B Preferred Shares, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation, and the corresponding payments of the dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee, non-cash compensation, and all other forms of underwriting compensation will not exceed 10.0% of the aggregate gross offering proceeds, which is referred to as FINRA’s 10.0% cap. The dealer manager may in consultation with the Company waive or reduce the dealer manager fee for Series B Preferred Shares sold in our “friends and family” program. The dealer manager may also waive or reduce the dealer manager fee with respect to sales of Series B Preferred Shares in its sole discretion. See “Plan of Distribution.”

(4)

Our dealer manager will reallow all or any portion of the selling commissions to the participating broker-dealer who sold the Series B Preferred Shares. In addition, our dealer manager may also reallow a portion of the dealer manager fee to participating broker-dealers as a non-accountable marketing allowance. The amount of the reallowance of selling commissions to any participating broker-dealer will be determined pursuant to the participating broker-dealer agreement. The amount of reallowance of the dealer manager fee will be determined by the dealer manager in its sole discretion.

(5)

To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the offering price per share of Series B Preferred Shares will be decreased by an amount equal to such reduction. No selling commissions will apply for Series B Preferred Shares sold in our “friends and family” program. See “Plan of Distribution.”

The dealer manager for this offering is NexPoint Securities, Inc. (“NexPoint Securities”), an affiliate of our Adviser. The dealer manager is not required to sell any specific number or dollar amount of Series B Preferred Shares, but will use its “reasonable best efforts” to sell the Series B Preferred Shares offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. This offering will terminate on the earlier of the date we sell all 16,000,000 shares of Series B Preferred Shares and August 1, 2027 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), which may be extended by our board of trustees (our “Board”) in its sole discretion. Our Board may elect to terminate this offering at any time.

We will sell our Series B Preferred Shares through The Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or through Direct Registration System settlement (“DRS Settlement”). We may also utilize Delivery Versus Payment settlement (“DVP Settlement”), which is a type of DTC Settlement. Investors who utilize DTC Settlement will not have their funds held in escrow. Investors who are permitted to utilize the DRS Settlement method will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

NexPoint Securities, Inc.
as Dealer Manager

The date of this prospectus supplement is January 30, 2025.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus. We have not, and the dealer manager and participating broker-dealers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale of our Series B Preferred Shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Series B Preferred Shares we are offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless the context otherwise indicates, the terms “NXDT,” the “Company,” “we,” “us,” and “our” as used in this prospectus supplement refer to NexPoint Diversified Real Estate Trust and its consolidated subsidiaries. The phrase “this prospectus supplement” refers to this prospectus supplement, unless the context otherwise requires.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance are forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein or therein are based on management’s then current beliefs and assumptions made by, and information currently available to management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “target,” “estimate,” “project,” “should,” “seek,” “will,” “would,” “result,” the negative version of these words and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●

Unfavorable changes in economic conditions and their effects on the real estate industry generally and our operations and financial condition, including inflation, rising or high interest rates, tightening monetary policy or recession, which may limit our ability to access funding and generate returns for shareholders;

●	Our loans and investments expose us to risks similar to and associated with real estate investments generally;

●	Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

●	Risks associated with the ownership of real estate, including dependence on tenants and compliance with laws and regulations related to ownership of real property;

●

Risks associated with our investment in diverse issuers, industries and investment forms and classes, both in real estate and in non-real estate sectors, including common equity, preferred equity, options or other derivatives, short sale contracts, secured loans of securities, reverse repurchase agreements, structured finance securities, below investment grade senior loans, bonds, convertible instruments, joint ventures, and emerging markets;

●

Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

●	The use of leverage to finance our investments;

●	Risks associated with our loans and investments in debt instruments, including senior loans, mezzanine loans, collateralized loan obligations, and structured finance securities;

●	Our loans and investments are concentrated in terms of type of interest, geography, asset types, industry and sponsors and may continue to be so in the future;

S-iii

●	We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

●

We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our shareholders;

●

We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (our “Sponsor”), members of the management team of our Adviser or their affiliates;

●

We are dependent upon our Adviser and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

●

Our Adviser and its affiliates face conflicts of interest, including significant conflicts created by our Adviser’s compensation arrangements with us, including compensation which may be required to be paid to our Adviser if our advisory agreement is terminated, which could result in decisions that are not in the best interests of our shareholders;

●	We pay substantial fees and expenses to our Adviser and its affiliates, including our dealer manager, which payments increase the risk that you will not earn a profit on your investment;

●

If we fail to qualify as a REIT for U.S. federal income tax purposes, cash available for distributions to be paid to our shareholders could decrease materially, which would limit our ability to make distributions to our shareholders; and

●

Any other risks included under “Risk Factors” in this prospectus supplement and under Part I, Item1A, “Risk Factors,” of our Annual Report on Form 10-K filed with the SEC on March 14, 2024 and our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2024.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in this prospectus supplement under “Risk Factors” and those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any free writing prospectus. We caution you that any forward-looking statements made in this prospectus supplement, any free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Series B Preferred Shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein, as well as any free writing prospectus provided or approved by us. Please read the section of this prospectus supplement entitled “Risk Factors” for more information about important risks that you should consider before investing in our Series B Preferred Shares.

Our Company

The Company is an externally advised, publicly traded REIT focused on the acquisition, asset management, development, and disposition of opportunistic, value-add investments in real estate properties throughout the United States. The Company focuses primarily on investing in various commercial real estate property types across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity. Substantially all of the Company’s business is conducted through NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), the Company’s operating partnership and wholly owned subsidiary. The Company conducts its business (the “Portfolio”) through the OP and its wholly owned taxable REIT subsidiaries. The Company’s wholly owned subsidiary, NexPoint Diversified Real Estate Trust OP GP, LLC, is the sole general partner of the OP. As of September 30, 2024, there were 2,000 partnership units of the OP outstanding, of which 100.0% were owned by the Company.

On July 1, 2022, the SEC issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “Investment Company Act”) declaring that the Company has ceased to be an investment company under the Investment Company Act (the “Deregistration Order”). The issuance of the Deregistration Order enabled the Company to proceed with full implementation of its new business mandate to operate as a diversified REIT that focuses primarily on investing in various commercial real estate property types across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity (the “Business Change”).

As a diversified REIT, the Company’s primary investment objective is to provide both current income and capital appreciation. The Company seeks to achieve this objective through the Business Change. Target underlying property types primarily include, but are not limited to, single-family rentals, multifamily, self-storage, life science, office, industrial, hospitality, net lease and retail. The Company may, to a limited extent, hold, acquire or transact in certain non-real estate securities.

Our Adviser

The Company is externally advised by the Adviser, through an agreement dated July 1, 2022, and amended on October 25, 2022, April 11, 2023 and July 22, 2024, by and among the Company and the Adviser for an initial term that will expire on July 1, 2025 and successive one-year terms thereafter unless earlier terminated. The Adviser manages the day-to-day operations of the Company and provides investment management services. All of the Company’s investment decisions are made by the Adviser, subject to general oversight by the Adviser’s investment committee and our Board. The Adviser is wholly owned by our Sponsor.

Corporate Information

The Company was originally formed as a Delaware statutory trust on March 10, 2006 under the name “Highland Credit Strategies Fund” and changed its name to “NexPoint Diversified Real Estate Trust” in 2021. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) commencing with our taxable year ended December 31, 2021. Our principal executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The Company’s telephone number is (214) 276-6300. We maintain a website located at http://nxdt.nexpoint.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our Series B Preferred Shares, see “Description of Series B Preferred Shares” in this prospectus supplement and, with respect to our preferred shares generally, “Description of Capital Shares” beginning on page 4 of the accompanying prospectus.

Issuer	NexPoint Diversified Real Estate Trust

Series B Preferred Shares Offered by Us

A maximum of 16,000,000 shares of 9.00% Series B Cumulative Redeemable Preferred Shares will be offered through our dealer manager on a reasonable best efforts basis, at a public offering price of $25.00 per share. The initial closing of the offering is expected to occur on or about February 7, 2025.

Manner of Offering

The dealer manager for this offering is NexPoint Securities, an affiliate of our Adviser. The dealer manager is not required to sell any specific number or dollar amount of Series B Preferred Shares, but will use its “reasonable best efforts” to sell the Series B Preferred Shares in this offering. The minimum permitted purchase is generally $5,000 but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. This offering will terminate on the earlier of the date we sell all 16,000,000 Series B Preferred Shares and August 1, 2027 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), which may be extended by our Board in its sole discretion. Our Board may elect to terminate this offering at any time.

Ranking

The Series B Preferred Shares will rank, with respect to dividend rights and rights upon our liquidation, dissolution, termination, cancellation or winding up:

●    senior to all classes or series of our common shares, and to any other class or series of Junior Shares (as defined below) issued in the future unless the terms of those beneficial interests expressly provide that they rank senior to, or on parity with, the Series B Preferred Shares;

●     on parity with our Parity Shares (as defined below); and

●     junior to any other class or series of our beneficial interests, the terms of which expressly provide that they will rank senior to the Series B Preferred Shares, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Subject to the Series B Statement of Preferences and the statement of preferences designating the Series A Preferred Shares (the “Series A Statement of Preferences”), our Board has the authority to issue shares of additional classes or series of preferred shares that could be senior in priority to the Series B Preferred Shares.

Stated Value

Each Series B Preferred Share will have an initial stated value of $25.00 per share (the “Stated Value”), subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares.

Dividends

Holders of Series B Preferred Shares are entitled to receive, when, as and if authorized by our Board and declared by us out of legally available funds, cumulative cash dividends on each Series B Preferred Share at an annual rate of 9.00% of the Stated Value (each, a “Series B Cash Dividend”). We expect Series B Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date) to holders of record on the 25th day of the prior month (or if such record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Delaware law or other factors make it imprudent to do so or we are contractually unable to or our governing documents prevent us from doing so.

If a Series B Preferred Share is issued prior to the record date for the Series B Cash Dividend Period (as defined below) in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the Series B Cash Dividend Period in which such share is issued. If a Series B Preferred Share is issued after the record date for the Series B Cash Dividend Period in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the first Series B Cash Dividend Period commencing after its issuance. A “Series B Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series B Cash Dividend Period.

The timing and amount of any dividends on the Series B Preferred Shares will be determined by our Board, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Shares will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board or declared by us. Accrued dividends on the Series B Preferred Shares will not bear interest.

See “Description of Series B Preferred Shares—Dividends” in this prospectus supplement for additional information.

Conversion at Option of Holders

The Series B Preferred Shares will be convertible at the option of the holder thereof into our common shares beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be converted if the 5-day volume weighted average price (“VWAP”) of our common shares on the NYSE ending on the trading day immediately preceding the date the holder delivers a duly completed conversion notice to the Company (such 5-day VWAP, the “Market Price”) represents a 15.0% premium to the Applicable NAV (as defined below) (the “Minimum Market Price Trigger”).

As used herein, the “Applicable NAV” means the estimated fair market net asset value (“NAV”) of the Company per common share as most recently published by the Company at the time of issuance of the applicable Series B Preferred Share. The Company intends to determine NAV on a quarterly basis. The Company’s determination of the Applicable NAV is final and binding.

The per share conversion rate will be as follows:

• Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be converted: 94% of the Market Price

• Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be converted: 90% of the Market Price

• Beginning on the first day of the month following the fifth anniversary of the date of original issuance of the shares to be converted: 88% of the Market Price

The number of common shares to be issued upon conversion will be equal to the quotient of (i) the Stated Value of the Series B Preferred Shares, plus all accrued but unpaid cash dividends thereon, if any, to but not including the date of conversion, divided by (ii) the applicable per share conversion rate.

No conversions of Series B Preferred Shares into our common shares will be made at such time as (i) it is prohibited by Delaware law, (ii) the terms and provisions of any agreement to which we are a party prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or (iii) if such conversion would result in a Change of Control (as defined below).

Prior to the receipt of the Requisite Shareholder Approval (as defined below), the Series B Preferred Shares will not be convertible, in aggregate, into more than 19.99% of the number of the Common Shares or voting power outstanding prior to the initial issuance of any Series B Preferred Shares (subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events).

As used herein, the “Requisite Shareholder Approval” means the approval of the Company’s shareholders as may be required under the Company’s governing documents, law and/or the listing standards of the NYSE (or any successor thereto or any trading market on which the Common Shares are listed), including Rule 312.03 of the NYSE Listed Company Manual.

In addition, aggregate conversions by holders of the Series B Preferred Shares will be subject to the following conversion limits: (i) no more than 5% of the outstanding Series B Preferred Shares will be converted per calendar month; (ii) no more than 12% of the outstanding Series B Preferred Shares will be converted per fiscal quarter; and (iii) no more than 33% of the outstanding Series B Preferred Shares will be converted per fiscal year.

If, after applying these conversion limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares will be converted into common shares. Otherwise, all conversion amounts will be rounded down such that after giving effect to any conversion, no holder is left owning a fractional share. For example, if after applying the conversion limits, an investor would own 2.5 shares, we will convert 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these conversion limits, the number of Series B Preferred Shares to be converted is less than the number of Series B Preferred Shares submitted for conversion by a holder, the excess Series B Preferred Shares will remain subject to conversion in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to conversion.

If, as a result of such conversion, any holder of Series B Preferred Shares, other than a holder who has received an exception from the share ownership restrictions included in our organizational documents, would become a holder of a number of common shares in excess of the share ownership limits, then the Company will convert only a number of Series B Preferred Shares of the holder such that the holder will not hold a number of common shares in excess of the share ownership limits subsequent to such conversion.

Conversion of the Series B Preferred Shares will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable, except upon written consent of the Company, in compliance with the required procedures, including those of the Company’s transfer agent and DTC (collectively, the “Stated Transfer Procedures”). The number of common shares issuable to a holder of Series B Preferred Shares upon conversion will be determined based on the per share conversion rate in effect as of the date the holder delivers a duly completed notice to the Company or through the procedures of DTC. The conversion date for shares to be converted at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a conversion notice from the holder. Each conversion notice will specify the number of Series B Preferred Shares to be converted, the number of Series B Preferred Shares owned prior to the conversion at issue and the number of Series B Preferred Shares owned subsequent to the conversion at issue. Conversion of the Series B Preferred Shares will not be subject to a redemption fee as described below.

See “Description of Series B Preferred Shares—Conversion at Option of Holders” in this prospectus supplement.

Redemption at Option of Holders

Beginning on the first day of the month following the date of original issuance, holders will have the right to require the Company to redeem the Series B Preferred Shares at a redemption price equal to the Stated Value less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

The redemption fee will be equal to:

• Beginning on the first day of the month following the date of original issuance of the shares to be redeemed: 12% of the Stated Value

• Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares to be redeemed: 9% of the Stated Value

• Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares to be redeemed: 6% of the Stated Value

• Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be redeemed: 3% of the Stated Value

• Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be redeemed: 0% of the Stated Value

If a holder of Series B Preferred Shares causes the Company to redeem such Series B Preferred Shares pursuant to a redemption at their option, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption.

Our ability to redeem Series B Preferred Shares in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the Series B Preferred Shares submitted for redemption in cash may be restricted by Delaware law. No redemptions of Series B Preferred Shares will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control (as defined below).

In addition, aggregate optional redemptions by holders of the Series B Preferred Shares will be subject to the following redemption limits: (i) no more than 2% of the outstanding Series B Preferred Shares will be redeemed per calendar month; (ii) no more than 5% of the outstanding Series B Preferred Shares will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Series B Preferred Shares will be redeemed per fiscal year.

Redemptions pursuant to an optional redemption by the Company or in connection with a Change of Control will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series B Preferred Shares. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

If, after applying these redemption limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of Series B Preferred Shares to be redeemed is less than the number of Series B Preferred Shares submitted for redemption by a holder, the excess Series B Preferred Shares will remain subject to redemption in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to redemption.

Redemption of the Series B Preferred Shares will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable, except upon written consent of the Company, in compliance with the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

See “Description of Series B Preferred Shares—Redemption at Option of Holders” in this prospectus supplement.

Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to restrictions, we will redeem upon notice from the holder of Series B Preferred Shares, beginning on the first day of the month following the first anniversary of the date of original issuance of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an individual retirement account (“IRA”) or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of Series B Preferred Shares, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. We must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of the Board in its sole discretion. Beginning on the first day of the month following the first anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will redeem such shares at a redemption price equal to 95% of the Stated Value, and beginning on the first day of the month following the second anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will redeem such shares at a redemption price equal to 100% of the Stated Value, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

If a holder of Series B Preferred Shares causes the Company to redeem such Series B Preferred Shares pursuant to an optional redemption following death or qualifying disability, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption.

Our ability to redeem Series B Preferred Shares in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the Series B Preferred Shares submitted for redemption in cash may be restricted by Delaware law. No redemptions of Series B Preferred Shares will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control (as defined below).

Redemption of the Series B Preferred Shares will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with the requirements above and the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

See “Description of Series B Preferred Shares—Optional Redemption Following Death or Qualifying Disability of a Holder” in this prospectus supplement for additional information.

Optional Redemption by the Company

Beginning on the first day of the first quarter following the second anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will have the right (but not the obligation) to redeem all or some portion of outstanding Series B Preferred Shares at a redemption price equal to 100% of the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If we choose to redeem any Series B Preferred Shares, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Company’s redemption right, the Series B Preferred Shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the aggregate share ownership limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Declaration, the Company will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold a number of shares in excess of the aggregate share ownership limit subsequent to such redemption.

Notwithstanding the foregoing, at any time the Company may redeem or purchase Series B Preferred Shares to ensure that it continues to meet the requirements for qualification as a REIT pursuant to Article XII of the Declaration. If the Company calls for redemption any Series B Preferred Shares pursuant to and in accordance with Article XII of the Declaration, then the redemption price will be an amount equal to the Stated Value per share, plus an amount equal to accrued but unpaid cash dividends on the Series B Preferred Shares, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in Article XII of the Declaration. The Company will not be required to provide advanced notice to the holder of Series B Preferred Shares in the event such holder’s Series B Preferred Shares are redeemed in order for the Company to qualify or maintain the qualification of the Company as a REIT for U.S. federal income tax purposes.

See “Description of Series B Preferred Shares—Optional Redemption by the Company” and “Description of Series B Preferred Shares—Company Notice of Redemption” in this prospectus supplement for additional information.

Change of Control Redemption by the Company

Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem all or some portion of outstanding Series B Preferred Shares, on a date specified by the Company no later than 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our beneficial interests entitling that person to exercise more than 50% of the total voting power of all shares of our beneficial interests entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depository receipts representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Company’s redemption right, the Series B Preferred Shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the aggregate share ownership limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Declaration, the Company will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold a number of shares in excess of the aggregate share ownership limit subsequent to such redemption.

See “Description of Series B Preferred Shares—Change of Control Redemption by the Company” and “Description of Series B Preferred Shares—Company Notice of Redemption” in this prospectus supplement for additional information.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of our affairs, before any distribution or payment will be made to holders of our common shares or any other class or series of beneficial interests ranking junior to our Series B Preferred Shares, the holders of Series B Preferred Shares then outstanding will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the $25.00 Stated Value per share, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of our Series A Preferred Shares and any other class or series of our beneficial interests ranking on parity with the Series B Preferred Shares as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all outstanding shares of any class or series of Parity Shares, then all assets distributed to the holders of the Series B Preferred Shares and any class or series of Parity Shares will be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Shares and such class or series of Parity Shares will in all cases bear to each other the same ratio that the liquidating distributions per share on the Series B Preferred Shares and such class or series of Parity Shares bear to each other.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our Series B Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into another entity, the consolidation or merger of another entity with or into us, our conversion into a new form of organization, a change of our jurisdiction of organization, a statutory share exchange by us or a sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of our affairs.

See “Description of Series B Preferred Shares—Liquidation Preference” in this prospectus supplement.

Voting Rights

Holders of our Series B Preferred Shares have no voting rights, except as set forth in the Series B Statement of Preferences. The affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting together as a single class with the holders of any other class or series of our preferred shares upon which like voting rights have been conferred and are exercisable, is required for us to authorize, create or increase the number of shares of any class or series of our beneficial interests expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding Series B Preferred Shares (voting as a separate class) is required to amend the Series B Statement of Preferences in a manner that materially and adversely affects the rights of the holders of Series B Preferred Shares; and in order to amend our Declaration in a manner that would change any rights with respect to the Series B Preferred Shares by reducing any stated amount payable thereon in preference over all other classes or series of shares of the Company, requires either (i) if a majority of the Board shall approve a resolution therefor, the affirmative vote of 75% of the Series B Preferred Shares outstanding, voting as a separate class, or (ii) if such amendment has been approved by 80% of the Board, the majority of all voting shares of the Company present in person or represented by proxy at a shareholder meeting.

Among other things, we may, without any vote of the holders of Series B Preferred Shares, issue additional Series B Preferred Shares and we may authorize and issue additional shares of any class or series of beneficial interests ranking junior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up (“Junior Shares”) or on parity with our Series A Preferred Shares and any class or series of beneficial interests expressly designated as ranking on parity with the Series B Preferred Shares as to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up (“Parity Shares”). See “Description of Series B Preferred Shares—Voting Rights” in this prospectus supplement.

Use of Proceeds

We intend to contribute the net proceeds from the issuance of sales of our Series B Preferred Shares in this offering to our OP in exchange for 9.00% Series B Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) in the OP (the “Series B Preferred Units”). The Series B Preferred Units have economic terms that are substantially the same as the terms of the Series B Preferred Shares. The Series B Preferred Units rank, as to distributions and upon liquidation, senior to the common limited partnership units in the OP (“OP Units”) and pari passu with the 5.50% Series A Cumulative Preferred Units (liquidation preference $25.00 per unit) in the OP (the “Series A Preferred Units”), which have economic terms that are substantially the same as the terms of our Series A Preferred Shares. Our OP intends to use the net proceeds contributed by us to fund investment opportunities within the core sectors where our Adviser and its affiliates have operational expertise and for general corporate purposes.

Pending these applications, the OP may invest the net proceeds contributed by us in interest-bearing accounts and short-term, interest-bearing securities or in any other manner that is consistent with our intention to qualify for taxation as a REIT and maintain our exclusion from registration under the Investment Company Act. See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer

Our Declaration contains restrictions on the ownership and transfer of all classes or series of our beneficial interests, including the Series B Preferred Shares, that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our Board, our Declaration provides, among other things, that subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common shares or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our beneficial interests, including the Series B Preferred Shares. See “Description of Capital Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors

Investing in our securities involves significant risks. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and our other periodic reports filed with the SEC and incorporated by reference herein.

NYSE Symbols

Our common shares are listed on the NYSE under the symbol “NXDT.” Our Series A Preferred Shares are listed on the NYSE under the symbol “NXDT PA.” There is no established public trading market for the offered Series B Preferred Shares and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Shares on any national securities exchange.

Friends and Family Program

As part of our “friends and family” program, we may sell Series B Preferred Shares to the families of or persons or entities having prior relationships with our employees or employees of our Adviser, or persons who are selected by the dealer manager in consultation with the Company. As used herein, we consider a family member to be a spouse, parent, stepparent, child, stepchild, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons, and includes adoptive relationships. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of Series B Preferred Shares sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction.

Covered Security. The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended (the “Securities Act”). Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. Our Series B Preferred Shares are covered securities because they are senior to our common shares and equal in seniority to the Series A Preferred Shares which are listed on the NYSE and therefore are exempt from state registration.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:

●

More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.

●

Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All of our investors would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

●

Lack of Quantitative Suitability Standards — There are no state-imposed quantitative investor suitability requirements; however, participating broker-dealers have to determine the investment is suitable for the investor and may be subject to Regulation Best Interest (“Reg BI”) as discussed in “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution—Settlement Procedures.”

●

No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators. Also, investors will not receive the protections afforded by the substantive requirements of the states with respect to public offerings of non-traded real estate investment trusts.

RISK FACTORS

Investing in our securities involves significant risks. In addition to other information in this prospectus supplement, you should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 8, 2024, the risk factors described under the caption “Risk Factors,” herein and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. See “Incorporation of Certain Information by Reference.” Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

There is currently no public trading market for our Series B Preferred Shares, and one may never exist; therefore, your ability to dispose of your shares will likely be limited.

There is no public market for the Series B Preferred Shares offered in this offering, and we currently have no plan to list the Series B Preferred Shares on a securities exchange or to include such shares for quotation on any national securities market. Additionally, our Declaration contains restrictions on the ownership and transfer of our securities, including our Series B Preferred Shares, and these restrictions may inhibit the ability to sell our Series B Preferred Shares, promptly or at all. If you are able to sell the Series B Preferred Shares, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Series B Preferred Shares only as a long-term investment.

Beginning on the first day of the month following the third anniversary of the date of original issuance of any Series B Preferred Shares, upon a Minimum Market Price Trigger, the holder thereof may require us to convert such shares to our common shares. Beginning on the first day of the month following the original issuance of any Series B Preferred Shares, the holder thereof may require us to redeem such shares, and beginning on the first day of the first quarter following the second anniversary of the date of original issuance, we may redeem, any such share, in each case with the redemption price payable, in our sole discretion, in cash or in equal value of common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. If a holder exercises its conversion right or we opt to pay the redemption price in common shares, holders of Series B Preferred Shares will receive publicly traded shares. However, there is no guarantee that a Minimum Market Price Trigger will occur, or that we will elect to redeem any Series B Preferred Shares pursuant to our option, and in addition, there are aggregate limits per calendar month, fiscal quarter and fiscal year that apply to conversions and redemptions of shares of Series B Preferred Shares that a holder my require us to complete. See “Description of Series B Preferred Shares—Redemption at Option of Holders” and “Description of Series B Preferred Shares—Conversion at Option of Holders” in this prospectus supplement for additional information.

Because we conduct substantially all of our operations through the OP, our ability to pay dividends on our Series B Preferred Shares depends almost entirely on the distributions we receive from the OP. We may not be able to pay dividends regularly on our Series B Preferred Shares.

We may not be able to pay dividends on a regular basis in the future on our Series B Preferred Shares. We intend to contribute the entire net proceeds from this offering to our OP in exchange for Series B Preferred Units that have substantially the same economic terms as the Series B Preferred Shares. Because we conduct substantially all of our operations through our OP, our ability to pay dividends on the Series B Preferred Shares will depend almost entirely on payments and distributions we receive on our interests in the OP. If the OP fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series B Preferred Shares. Furthermore, any new Series A Preferred Shares or other preferred shares on parity with the Series A Preferred Shares and the Series B Preferred Shares will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common shares or preferred shares that may be issued in the future to finance acquisitions, upon redemption of OP Units, upon vesting of equity awards or otherwise, would have a similar effect. In addition, Delaware law and agreements to which we are a party may impose requirements that may restrict our ability to pay dividends on our Series B Preferred Shares.

Your interests in our Series B Preferred Shares or the rights of the holders of our common shares (which you may become upon conversion of or receipt of redemption payments in common shares for any of your Series B Preferred Shares) could be subordinated and/or diluted by the incurrence of additional debt or the issuance of additional preferred shares or common shares, as applicable, and other transactions.

As of September 30, 2024, our total indebtedness was approximately $367.3 million on a consolidated basis, inclusive of $262.5 million of mortgage indebtedness and $104.8 million of corporate indebtedness. The Series B Preferred Shares and common shares (which you may acquire upon conversion of or receipt of redemption payments in common shares for any of your Series B Preferred Shares) are subordinate, as to distributions and amounts payable upon liquidation, to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred shareholders and common shareholders in the event of a default under the debt facilities or under other circumstances.

In addition, our Declaration currently authorizes the issuance of an unlimited number of shares of beneficial interest, or capital shares, of which 4,800,000 have been classified as Series A Preferred Shares and 16,000,000 have been classified as Series B Preferred Shares. Subject to limitations prescribed by Delaware law and our Declaration, our Board is authorized to issue, from our authorized but unissued shares of beneficial interests, common shares and preferred shares in such classes or series as our Board may determine and to establish from time to time the number of shares to be included in any such class or series. We may issue common shares and additional Series B Preferred Shares as well as Series A Preferred Shares or other preferred shares on parity with the Series B Preferred Shares without the consent of the holders of Series B Preferred Shares or our common shares. Our Board may elect to, among other things, sell additional shares in future public offerings and issue equity interests in private offerings, or issue shares to sellers of investments or properties we directly or indirectly acquire instead of, or in addition to, cash consideration. The issuance of additional Series B Preferred Shares, Series A Preferred Shares or other preferred shares on parity with or senior to the Series A Preferred Shares and the Series B Preferred Shares would dilute the interests of the holders of Series B Preferred Shares, and any issuance of preferred shares on parity with or senior to the Series B Preferred Shares or equity or debt securities convertible into preferred shares with a distribution preference over the Series B Preferred Shares or additional indebtedness, could affect our ability to pay dividends on, redeem or pay the Stated Value on the Series B Preferred Shares. Similarly, the issuance of additional common shares or convertible or exchangeable securities, warrants or options would dilute the interests of the holders of common shares, and any issuance of securities senior to the common shares or additional indebtedness, could affect our ability to pay dividends on such common shares. Further, depending upon the terms of such transactions, most notably the offering price per share, existing shareholders may also experience a dilution in the book value of their investment in us. The issuance of common shares upon conversion or redemption of Series B Preferred Shares also may have the effect of reducing our net income per share (or decreasing our net loss per share). Shareholders have no rights to buy additional shares of beneficial interests or other securities if we issue new shares of beneficial interests or other securities.

None of the provisions relating to the Series B Preferred Shares relate to or limit our indebtedness or afford the holders of Series B Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect a holder of Series B Preferred Shares.

Further, holders of preferred shares are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred shares may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Future offerings of debt securities or shares of our beneficial interests expressly designated as ranking senior to our Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up may adversely affect the value of our Series B Preferred Shares.

If we decide to issue debt securities or shares of our beneficial interests, including traded or non-traded preferred shares, expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up in the future, it is possible that those securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable debt securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Shares and may result in dilution to owners of the Series B Preferred Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities or shares of our beneficial interests expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series B Preferred Shares will bear the risk of our future offerings reducing the value of the Series B Preferred Shares and diluting the value of their share holdings in us.

The Series B Preferred Shares have not been rated.

The Series B Preferred Shares have not been rated by any nationally recognized statistical rating organization, which may negatively affect their value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Series B Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series B Preferred Shares, which could adversely impact the value of the Series B Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Series B Preferred Shares.

Holders of the Series B Preferred Shares will have no rights as holders of common shares until they convert their Series B Preferred Shares into common shares or receive redemption payments in common shares for any of their Series B Preferred Shares, but will be subject to all changes made with respect to our common shares.

Holders of the Series B Preferred Shares will have no rights with respect to the common shares unless their Series B Preferred Shares are converted into common shares or they receive redemption payments in common shares for any of their Series B Preferred Shares, including the voting rights of holders of common shares, rights to respond to tender offers, and rights to receive any dividends or other distributions on our common shares. Ownership of our Series B Preferred Shares will not give you the rights of holders of our common shares. Until and unless you receive common shares upon conversion or redemption, you will have only those rights applicable to holders of our Series B Preferred Shares.

Your investment in the Series B Preferred Shares may be negatively affected by any matters that affect our common shares. Upon conversion of the Series B Preferred Shares or receipt of redemption payments in common shares for the Series B Preferred Shares, you will be entitled to exercise the rights of a holder of common shares only as to matters for which the record date occurs on or after the applicable conversion or redemption date, although you will be subject to any changes in the powers, rights or privileges of common shares that may occur as a result of any shareholder action taken before the conversion or redemption of your Series B Preferred Shares.

The price of our common shares may fluctuate significantly, making it difficult for you to resell common shares issuable upon conversion of the Series B Preferred Shares or received as redemption payments in common shares for the Series B Preferred Shares when you want or at prices you find attractive.

The price of our common shares on the NYSE has historically fluctuated significantly. We expect that the market price of our common shares will continue to fluctuate.

The price of our common shares may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

●	quarterly variations in our investment results;

●	operating results that vary from the expectations of management, securities analysts and investors;
●	changes in expectations as to our future financial performance;
●	the operating and securities price performance of other companies that investors believe are comparable to us;
●	future sales of our equity or equity related securities;
●	the rate at which investors purchase, sell, short sell or otherwise transact in our common shares;
●	changes in general conditions in our industry and in the economy and the financial markets; and
●	departures of key personnel.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the price of our common shares, regardless of our operating results.

In addition, the Company has 45 calendar days from receipt of a conversion notice or redemption notice by a holder in which to complete the applicable conversion or redemption, during which period the price of our common shares may fluctuate. Fluctuations or declining prices for our common shares during the period between when you deliver a redemption notice and when the Company completes the applicable redemption could result in the issuance of our common shares on the applicable redemption date at a market price that is significantly different than when your redemption notice was delivered and limit your ability sell such common shares when you want or at prices you find attractive. Additionally, because the Series B Preferred Shares are convertible into our common shares based on the 5-day VWAP ending on the trading date immediately preceding the date of delivery of your conversion notice, fluctuations or declining prices for our common shares during the period between when you deliver a conversion notice and when the Company completes the applicable conversion could negatively impact the value of the common shares issued upon conversion and limit your ability to sell such common shares when you want or at prices you find attractive.

Our common shares have historically traded at a discount to NAV, and it is possible that our common shares will continue to do so in the future, limiting the ability of holders of the Series B Preferred Shares to exercise their conversion right.

Holders of Series B Preferred Shares may only exercise their conversion right in the event that the Market Price reaches the Minimum Market Price Trigger, which requires that the 5-day VWAP of our common shares represents a 15% premium to the Applicable NAV. Historically, our common shares have traded at a discount to NAV, and there can be no assurance that in the future our common shares will trade at a premium to Applicable NAV or that they will reach the Minimum Market Price Trigger. If our common shares do not achieve and sustain a price sufficient to achieve the Minimum Market Price Trigger, the holders of Series B Preferred Shares will be unable to exercise their conversion right.

The Minimum Market Price Trigger of the Series B Preferred Shares is established based on the Applicable NAV, which is based on a prior period NAV and may not accurately reflect the NAV per common share at the time of issuance of the Series B Preferred Shares, which could make it more difficult to achieve the Minimum Market Price Trigger at which holders of the Series B Preferred Shares can exercise their conversion right.

The Minimum Market Price Trigger of the Series B Preferred Shares is based on the Applicable NAV, or the estimated fair market NAV of the Company per common share as most recently published by the Company at the time of issuance of the applicable Series B Preferred Share. We are not required to publish NAV on a quarterly basis and may change the frequency with which we publish NAV at any time at our discretion, which could affect the Minimum Market Price Trigger by not including, or, if we publish NAV more often than quarterly, by including, recent events which ultimately could affect investors ability to convert. The Company intends to determine NAV on a quarterly basis. The Company’s determination of the Applicable NAV is final and binding.

The Applicable NAV in effect on the date on which holders purchase Series B Preferred Shares will equal the most recently published NAV, which is based on a prior period, may not reflect current events and may be significantly different than the actual NAV per common share at the time of issuance of the applicable Series B Preferred Shares. The Company currently intends to publish NAV in connection with its quarterly SEC filings, which could result in a significant period of time passing between the end of the quarter and the publishing of such quarter’s NAV. For example, if a shareholder purchases Series B Preferred Shares on March 1 before the Company has filed its Annual Report on Form 10-K for the most recently ended fiscal year, then the Applicable NAV would be as of September 30 and would not take into account any events that may have occurred since September 30 that could impact the NAV per share. This may result in the Applicable NAV being higher than the actual NAV per common share at the time of purchase of Series B Preferred Shares, in which case the common shares would have to achieve and sustain a higher Minimum Market Price Trigger for a holder of Series B Preferred Shares to be able to exercise their conversion right than would have been required if the Applicable NAV was the actual NAV per common share on the day of purchase of the Series B Preferred Shares.

Our NAV is an estimate of the fair value of our properties and real estate-related assets and may not necessarily reflect realizable value. In addition, our valuation techniques and fair value policies and procedures may be changed at any time.

The determination of estimated NAV involves significant judgment and estimation of the value of our properties and real estate related assets and is subject to certain risks and uncertainties, including that valuations may not incorporate all material information concerning value or necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. In addition, some of the valuation techniques and calculations require assumptions that may be inaccurate or do not capture recent market trends, or to the extent that the Company is not able to negotiate a sales price equal to or in excess of the estimated valuation, the difference between the estimated valuation and sale price could be material. There will be no retroactive adjustment in the valuation of such assets to the extent such valuations prove to not accurately reflect the realizable value of our assets.

Under our current fair value policies and procedures, the fair value positions are typically assessed annually by independent third-party valuation specialists and if the fair value method of accounting is elected for any asset, also subject to independent audit. Under our advisory agreement, the Adviser is generally responsible for determining the quarterly valuation of our assets, including our NAV, valuation techniques and related assumptions, and may change such valuation techniques or fair value policies and procedures in its sole discretion at any time.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

Our calculation of NAV and the components thereof, including valuation techniques and fair value policies and procedures, are not prescribed by rules of the SEC or any other regulatory agency. Furthermore, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate NAV solely for purposes of estimating the fair value of our properties and real estate related assets, and our shareholders should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future. In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not necessarily prepared in accordance with generally accepted accounting principles. These valuations may differ from actual values that could be realized in the event that we were forced to sell assets. Further, our calculation of NAV and the components thereof, including valuation techniques and fair value policies and procedures may be changed at any time at the sole discretion of the Adviser.

Applicable NAV, which the Minimum Market Price Trigger is based on, may not be adjusted for all dilutive events.

Applicable NAV, which the Minimum Market Price Trigger is based on, is subject to adjustments for certain events, including any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares. See “Description of Series B Preferred Shares—Conversion at Option of Holders” in this prospectus supplement. Applicable NAV may not be adjusted for other events that may adversely affect the trading price of our common shares, including other dilutive events like issuances of additional common shares, Series B Preferred Shares or other securities that are convertible into common shares.

Dividend payments on the Series B Preferred Shares are not guaranteed. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.

Although dividends on the Series B Preferred Shares are cumulative, our Board must approve the actual payment of such distributions. Distributions declared by us will be authorized by our Board in its sole discretion out of assets legally available for distribution. Our Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our Board could do so for any reason, and may be prohibited from doing so or may determine not to do so in the following instances, among others:

●	poor historical or projected cash flows or earnings;

●	the need to make payments on our indebtedness;

●	concluding that payment of distributions on any or all such series of preferred shares would cause us to breach the terms of any indebtedness or other instrument or agreement;

●	the capital requirements or financial condition of the Company;

●	determining that the payment of distributions would violate applicable law regarding unlawful distributions to shareholders; or

●	other factors as our Board may deem relevant from time to time.

We may have to fund distributions from working capital, borrow to provide funds for such distributions, use proceeds of future offerings or sell assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital would restrict our operations. If we are required to sell assets to fund dividends, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund dividends, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay dividends in the future.

We intend to use the net proceeds from the offering of the Series B Preferred Shares to fund future investments and for other general corporate purposes, but the offering will not be conditioned upon the closing of pending investments and we will have broad discretion to determine alternative uses of proceeds.

We intend to use the net proceeds from the offering to fund future investments and for other general corporate purposes. However, the offering will not be conditioned upon the closing of pending investments. We will have broad discretion in the application of the net proceeds from the offering, and holders of our Series B Preferred Shares will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of proceeds from the offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

The Series B Preferred Shares will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series B Preferred Shares, for cash or equal value of our common shares, beginning on the first day of the first quarter following the second anniversary of the issuance date. Any such redemptions may occur at a time that is unfavorable to holders of such preferred shares. We may have an incentive to voluntarily redeem Series B Preferred Shares, if market conditions allow us to issue other preferred shares or debt securities at an interest or distribution rate that is lower than the distribution rate on the Series B Preferred Shares. Given the potential for early redemption of the Series B Preferred Shares, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series B Preferred Shares may be lower than the return previously obtained from the investment in such shares. The trading price of the common shares, for which the Series B Preferred Shares may be redeemed may be volatile and may expose investors to additional volatility risk.

There is a no guarantee we will exercise our option to redeem all or a portion of the Series B Preferred Shares in connection with a Change of Control.

A majority of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. If we were to determine to liquidate all or a portion of our portfolio quickly, for example in order to complete a cash redemption of Series B Preferred Shares in connection with a Change of Control, we may realize significantly less than the value at which we have previously recorded our investments.

Holders of the Series B Preferred Shares will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred shares or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series B Preferred Shares and dividends payable on such shares decline.

Holders of the Series B Preferred Shares have extremely limited voting rights.

The voting rights of holders of Series B Preferred Shares will be extremely limited. Our common shares and Series A Preferred Shares are the only classes or series of our shares carrying full voting rights. Holders of Series B Preferred Shares have certain limited voting rights with respect to amendments to our Declaration and the Series B Statement of Preferences in a manner that materially and adversely affects the rights of the holders of Series B Preferred Shares and with respect to the authorization, creation or increase in the number of shares of any class or series of our beneficial interests expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up. Other than in limited circumstances, holders of Series B Preferred Shares will generally not have voting rights.

The amount of the liquidation preference is fixed and holders of Series B Preferred Shares will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference, which is equal to the $25.00 Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, whether or not authorized or declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts.

Our Declaration and the Series B Statement of Preferences contain restrictions upon ownership and transfer of such preferred shares and common shares which may be issued upon the redemption of Series B Preferred Shares, at the Company’s option, or upon conversion of our Series B Preferred Shares into common shares.

Our Declaration contains restrictions on the ownership and transfer of all classes or series of our beneficial interests, including the Series B Preferred Shares, that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our Board, our Declaration provides, among other things, that subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common shares or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our beneficial interests, including the Series B Preferred Shares. See “Description of Capital Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to a purchase of our Series B Preferred Shares.

If our common shares and the Series A Preferred Shares are no longer listed on the NYSE or another national securities exchange, we may be required to terminate any continuous offering(s) of Series B Preferred Shares.

The Series B Preferred Shares are “covered securities” and therefore are not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our common shares, which are listed on the NYSE. If our common shares and the Series A Preferred Shares are no longer listed on the NYSE or another appropriate exchange, we may be required to register any offering of Series B Preferred Shares in any state in which such offering was subsequently made. This could require the termination of any continuous offering(s) of Series B Preferred Shares and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering amounts are sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

To the extent that our distributions represent a return of capital for tax purposes, shareholders may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their Series B Preferred Shares.

The dividends payable by us on the Series B Preferred Shares may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the shareholder’s adjusted tax basis in the shareholder’s Series B Preferred Shares and then, to the extent of any excess over the shareholder’s adjusted tax basis in the shareholder’s Series B Preferred Shares, as capital gain. Any distribution that is treated as a return of capital will reduce the shareholder’s adjusted tax basis in the shareholder’s Series B Preferred Shares, and subsequent sales (including cash redemptions) of such shareholder’s Series B Preferred Shares will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis.

Holders may recognize dividend income on constructive dividends without a corresponding cash payment.

Under Section 305(c) of the Code, a holder of convertible preferred stock of a corporation may be treated as having received a constructive distribution from the corporation if the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such shareholder in the corporation’s assets or earnings and profits is increased, unless the adjustment (or failure to adjust) is made pursuant to a bona fide, reasonable anti-dilution formula. The change in the conversion rate applicable to our Series B Preferred Shares may give rise to constructive distributions under Section 305(c) of the Code. Thus, a holder may recognize income in the event of a constructive distribution even though such holder may not receive any cash or property. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on each date an adjustment to the conversion rate is made in accordance with the terms of such Series B Preferred Shares.

Additionally, if the redemption price of a share of our Series B Preferred Shares exceeds its issue price by more than a de minimis amount, the amount of such excess may be deemed to be a constructive distribution taken into account ratably on an economic accrual basis. Such amount will be taxable as a dividend to the extent of our current and accumulated earnings and profits and will otherwise be subject to the treatment of distributions. In addition, to the extent there are accrued and unpaid dividends as of the date of redemption of our shares, the Internal Revenue Service may take the position that the amount thereof should be treated as an additional redemption premium for purposes of this analysis. Our determination of whether there is a constructive distribution for purposes of Section 305(c) of the Code is binding on our shareholders unless the shareholder discloses it on its tax return.

Series B Preferred Shares may be redeemed for, or converted into, our common shares, which rank junior to the Series B Preferred Shares with respect to dividends and upon liquidation.

Beginning on the first day of the month following the original issuance of any Series B Preferred Shares, the holders of Series B Preferred Shares may require us to redeem such shares and, beginning on the first day of the first quarter following the second anniversary of the original issuance date the Company at its option may redeem all or some portion of the outstanding Series B Preferred Shares, with the redemption price payable, in our sole discretion, in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. We may opt to pay the redemption price in common shares. In addition, beginning on the first day of the month following the third anniversary of the original issuance of any Series B Preferred Shares, upon a Minimum Market Price Trigger, the holders of Series B Preferred Shares may opt to convert such shares into common shares. The rights of the holders of Series B Preferred Shares rank senior to the rights of the holders of our common shares as to dividends and payments upon liquidation. Unless full cumulative dividends on shares of our Series B Preferred Shares for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any of our common shares for any period. Upon liquidation, dissolution, termination, cancellation or winding up of the Company, the holders of our Series B Preferred Shares are entitled to receive the Stated Value of $25.00 per share, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, in each case prior and in preference to any distribution to the holders of our common shares or any other class of our equity securities.

We established the offering price for the Series B Preferred Shares pursuant to discussions among us and our affiliated dealer manager; as a result, the actual value of an investment in the Series B Preferred Shares may be substantially less than the amount paid.

The selling price of the Series B Preferred Shares was determined pursuant to discussions among us and the dealer manager, which is an affiliate of the Adviser, based upon the following primary factors at the time of the offering: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the state of our development; the prevailing condition of the equity securities market; the state of the market for non-traded REIT securities distributed through independent broker-dealers and registered investment advisers; and market valuations of public companies considered comparable to us. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that an investor in the Series B Preferred Shares would receive upon liquidation.

The dealer manager’s relationship with us and the payment to it of substantial commissions and fees in connection with this offering may cause a conflict of interest and may hinder the dealer manager’s performance of its due diligence obligations.

In connection with this offering, we will enter into a dealer manager agreement with NexPoint Securities, an affiliate of the Adviser, which will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to participating broker-dealers. As dealer manager, NexPoint Securities has certain obligations under federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering. NexPoint Securities’ affiliation with the Adviser and us may cause a conflict of interest for NexPoint Securities in carrying out its due diligence obligations. Thus, you will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The absence of an independent due diligence review and investigation by NexPoint Securities increases the risk and uncertainty of your investment because NexPoint Securities may not have uncovered facts that would be important to a potential investor in the Series B Preferred Shares. In addition, the payment of substantial commissions and fees to the dealer manager, which is an affiliate of our Adviser, may increase the risk that you will not earn a profit on your investment.

If we fail to pay dividends to holders of our preferred shares or otherwise lose our eligibility to file registration statements on Form S-3 with the SEC, it may impair our ability to raise capital in this offering.

This prospectus supplement and accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC. If we do not pay dividends to holders of our preferred shares or otherwise lose our Form S-3 eligibility, it may impair our ability to raise capital in this and other offerings. Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Exchange Act. In addition, Form S-3 enables eligible issuers to conduct primary offerings “off the shelf” under Rule 415 of the Securities Act. The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditious and efficient manner than raising capital in a standard registered offering pursuant to a registration statement on Form S-11.

Compliance with Reg BI by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Pursuant to Reg BI, broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer.

A retail customer is any natural person, or the legal representative of such person, who received a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that broker-dealers and their associated persons act in the best interest of retail customers when recommending any securities transaction or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to investment recommendations.

The full impact of Reg BI on participating broker-dealers cannot be determined at this time and it may negatively affect whether participating broker-dealers and their associated persons recommend this offering to certain retail customers or the amount of Series B Preferred Shares which is recommended to such customers. In particular, under SEC guidance regarding Reg BI, a participating broker-dealer recommending an investment in the Series B Preferred Shares should consider a number of factors under the duty of care obligation of Reg BI, including, but not limited to, the cost and complexity of the investment and reasonably available alternatives, in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to the Series B Preferred Shares, many of which likely exist, our ability to raise capital will be adversely affected. You should ask your broker-dealer or other financial professional about whether reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and that may be available for lower or no commission. If Reg BI reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.

USE OF PROCEEDS

The table below estimates the proceeds raised in this offering assuming that we sell all 16,000,000 Series B Preferred Shares at the public offering price of $25.00 and that no Series B Preferred Shares are sold in our “friends and family” program. We are not making any representations as to the actual outcome of this offering, as the number of Series B Preferred Shares sold is uncertain and may differ significantly from what is shown on the tables below. For more information regarding the fees payable by us in this offering, see “Plan of Distribution.”

Estimated Proceeds of Offering

	Offering
	Maximum Amount	Percent
Aggregate gross offering proceeds	$400,000,000	100.00%
Offering expenses:
Selling commissions(1)	$28,000,000	7.00%
Dealer manager fee(1)	$12,000,000	3.00%
Other offering expenses(2)	$5,000,000	1.25%
Estimated net proceeds	$355,000,000	88.75%

(1)

Assumes maximum selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee of 3.0% of aggregate gross offering proceeds from the sale of Series B Preferred Shares in this offering. Our dealer manager will reallow all or any portion of the selling commissions to the participating broker-dealer who sold the Series B Preferred Shares. The amount of the reallowance of selling commissions to any participating broker-dealer will be determined pursuant to the participating broker-dealer agreement. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and permissible forms of non-cash compensation, and all other forms of underwriting compensation, for this offering will not exceed FINRA’s 10.0% cap. With respect to sales of Series B Preferred Shares as part of our “friends and family” program, there will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. The dealer manager may also waive or reduce the dealer manager fee with respect to sales of Series B Preferred Shares in its sole discretion. In the event that an investor purchases Series B Preferred Shares net of selling commissions and/or the dealer manager fee is waived or reduced, the net proceeds to us from this offering will not be affected. See “Plan of Distribution” in this prospectus supplement.

(2)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series B Preferred Shares, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series B Preferred Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions, the dealer manager fee, non-cash compensation, and all other forms of underwriting compensation, are not expected to exceed 11.25% of the aggregate gross offering proceeds, though the amount of such expenses may exceed the expected amount as long as such expenses would not cause the cumulative selling commissions, dealer manager fee, permissible forms of non-cash compensation, all other forms of underwriting compensation, and issuer organization and offering expenses to exceed 15.0% of the aggregate gross offering proceeds of this offering (“FINRA’s 15.0% cap”) pursuant to FINRA Rule 2310(b)(4)(B)(i).

We intend to contribute the net proceeds from the issuance of sales of our Series B Preferred Shares to our OP in exchange for Series B Preferred Units. Our OP intends to use the net proceeds contributed by us to fund investment opportunities within the core sectors where our Adviser and its affiliates have operational expertise and for general corporate purposes.

Our OP may invest the net proceeds contributed by us in interest-bearing accounts and short-term, interest-bearing securities, or in any other manner that is consistent with our intention to qualify for taxation as a REIT and maintain our exclusion from registration under the Investment Company Act.

DESCRIPTION OF SERIES B PREFERRED SHARES

The following description summarizes the material provisions of the Series B Preferred Shares we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our restated certificate of trust, the Declaration and the Series B Statement of Preferences, which was filed with the SEC on Form 8-K on January 30, 2025, and our bylaws and applicable provisions of Delaware law, including the Delaware Statutory Trust Act (the “DSTA”). For a more complete description of certain provisions of our Declaration and our bylaws, see “Description of Capital Shares” beginning on page 4 of the accompanying prospectus.

General

We are currently authorized to issue an unlimited number of preferred shares, par value $0.001 per share, in one or more classes or series, of which our Board previously classified 4,800,000 shares as Series A Preferred Shares. Our Board has additionally classified 16,000,000 preferred shares as Series B Preferred Shares, of which 16,000,000 have been authorized for issuance in connection with this offering. Each class or series of our preferred shares will have the designations, voting powers, preferences, conversion or other rights, qualifications, limitations, restrictions, terms and conditions of redemption, and other terms as the DSTA may permit and our Board may determine by adoption of applicable statement of preferences designating the preferred shares. Our Board may, without notice to or the consent of holders of Series B Preferred Shares, authorize the issuance and sale of additional Series B Preferred Shares and authorize and issue additional shares of Junior Shares or Parity Shares from time to time.

There is no established public trading market for the offered Series B Preferred Shares and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Shares on any national securities exchange.

The transfer agent, registrar and dividend disbursement agent for the Series B Preferred Shares is Equiniti Trust Company, LLC.

Ranking

Our Series B Preferred Shares will rank, with respect to dividend rights and rights upon our liquidation, dissolution, termination, cancellation or winding up:

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senior to all classes or series of our common shares and to any other class or series of Junior Shares issued in the future unless the terms of those beneficial interests expressly provide that they rank senior to, or on parity with, the Series B Preferred Shares;

●	on parity with our Parity Shares; and

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junior to any other class or series of our beneficial interests, the terms of which expressly provide that it will rank senior to the Series B Preferred Shares, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Dividends

Subject to the preferential rights of the holders of any class or series of our beneficial interests ranking senior to the Series B Preferred Shares if any such class or series is authorized in the future, the holders of Series B Preferred Shares are entitled to receive, when, as and if authorized by our Board and declared by us out of legally available funds, cumulative cash dividends on each Series B Preferred Share at an annual rate of 9.00% of the Stated Value (each, a “Series B Cash Dividend”). We expect Series B Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date) to holders of record on the 25th day of the prior month (or if such record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Delaware law or other factors make it imprudent to do so or we are contractually unable to or our governing documents prevent us from doing so.

If a Series B Preferred Share is issued prior to the record date for the Series B Cash Dividend Period (as defined below) in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the Series B Cash Dividend Period in which such share is issued. If a Series B Preferred Share is issued after the record date for the Series B Cash Dividend Period in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the first Series B Cash Dividend Period commencing after its issuance. A “Series B Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series B Cash Dividend Period.

The timing and amount of any dividends on the Series B Preferred Shares will be determined by our Board, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Shares will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board or declared by us. Accrued dividends on the Series B Preferred Shares will not bear interest.

When cumulative dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series B Preferred Shares and the shares of any class or series of Parity Shares, all dividends declared upon the Series B Preferred Shares and any class or series of Parity Shares will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Shares and such class or series of Parity Shares will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Shares and such class or series of Parity Shares (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Shares do not have a cumulative dividend) bear to each other.

Holders of our Series B Preferred Shares are not entitled to any dividend in excess of full dividends on our Series B Preferred Shares. Unless full dividends on our Series B Preferred Shares for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

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declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to, any shares of our common shares or any class or series of Junior Shares or Parity Shares (except as set forth above and other than dividends or distributions paid in Junior Shares or options, warrants or rights to purchase such shares) for any period; or

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except by conversion into or exchange for Junior Shares or options, warrants or rights to purchase such shares, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and all holders of Parity Shares, redeem, purchase or otherwise acquire for any consideration (other than a redemption, purchase or other acquisition of common shares for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of the Company or any subsidiary thereof, or a redemption, purchase or acquisition of Parity Shares or Junior Shares as permitted under Article XII of our Declaration) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common shares or any class or series of our beneficial interests ranking junior to or on parity with the Series B Preferred Shares as to dividend rights or rights on our liquidation, dissolution, termination, cancellation or winding up.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common shares or any class or series of our beneficial interests ranking junior to or on parity with the Series B Preferred Shares as to dividend rights or rights on our liquidation, dissolution, termination, cancellation or winding up for any period.

If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series B Preferred Shares will be the amount that the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of the Series B Preferred Shares for the year bears to the Total Dividends. The Company may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series B Preferred Shares would include in income their appropriate share of the Company’s undistributed long-term capital gains, as designated by the Company.

Holders of shares of our Series B Preferred Shares are not eligible to participate in any future distribution reinvestment plan for the Company’s common shares solely by virtue of their status as holders of Series B Preferred Shares.

Conversion at Option of Holders

The Series B Preferred Shares will be convertible at the option of the holder thereof into our common shares beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be converted if the 5-day VWAP of our common shares on the NYSE ending on the trading day immediately preceding the date the holder delivers a duly completed conversion notice to the Company represents a 15.0% premium to the Applicable NAV, which we refer to as the Minimum Market Price Trigger.

The Company intends to determine NAV on a quarterly basis. The Company’s determination of the Applicable NAV is final and binding.

The per share conversion rate will be as follows:

●	Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be converted: 94% of the Market Price

●	Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be converted: 90% of the Market Price

●	Beginning on the first day of the month following the fifth anniversary of the date of original issuance of the shares to be converted: 88% of the Market Price

Applicable NAV, which the Minimum Market Price Trigger is based on, is subject to adjustments for any Share Split with respect to our common shares as follows: the adjusted Applicable NAV as the result of a Share Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

The number of common shares to be issued upon conversion will be equal to the quotient of (i) the Stated Value of the Series B Preferred Shares, plus all accrued but unpaid cash dividends thereon, if any, to but not including the date of conversion, divided by (ii) the applicable per share conversion rate.

No conversions of Series B Preferred Shares into our common shares will be made at such time as (i) it is prohibited by Delaware law, (ii) the terms and provisions of any agreement to which we are a party prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or (iii) if such conversion would result in a Change of Control.

Prior to the receipt of the Requisite Shareholder Approval, the Series B Preferred Shares will not be convertible, in aggregate, into more than 19.99% of the number of the Common Shares or voting power outstanding prior to the initial issuance of any Series B Preferred Shares (subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events).

In addition, aggregate conversions by holders of the Series B Preferred Shares will be subject to the following conversion limits: (i) no more than 5% of the outstanding Series B Preferred Shares will be converted per calendar month; (ii) no more than 12% of the outstanding Series B Preferred Shares will be converted per fiscal quarter; and (iii) no more than 33% of the outstanding Series B Preferred Shares will be converted per fiscal year.

If, after applying these conversion limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares will be converted into common shares. Otherwise, all conversion amounts will be rounded down such that after giving effect to any conversions, no holder is left owning a fractional share. For example, if after applying the conversion limits, an investor would own 2.5 shares, we will convert 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these conversion limits, the number of Series B Preferred Shares to be converted is less than the number of Series B Preferred Shares submitted for conversion by a holder, the excess Series B Preferred Shares will remain subject to conversion in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to conversion.

If, as a result of such conversion, any holder of Series B Preferred Shares, other than a holder who has received an exception from the share ownership restrictions included in our organizational documents, would become a holder of a number of common shares in excess of the share ownership limits, then the Company will convert only a number of Series B Preferred Shares of the holder such that the holder will not hold a number of common shares in excess of the share ownership limits subsequent to such conversion.

We will not issue fractional shares of our common shares upon the conversion of the Series B Preferred Shares. As to any fraction of a common share which the shareholder would otherwise be entitled to receive upon such conversion, the Company will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price.

Conversion of the Series B Preferred Shares will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with Stated Transfer Procedures. The number of common shares issuable to a holder of Series B Preferred Shares upon conversion will be determined based on the per share conversion rate in effect as of the date the holder delivers a duly completed notice to the Company. The conversion date for shares to be converted at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a conversion notice from the holder. Each conversion notice will specify the number of Series B Preferred Shares to be converted, the number of Series B Preferred Shares owned prior to the conversion at issue and the number of Series B Preferred Shares owned subsequent to the conversion at issue.

In the event that we provide notice of our intent to redeem all or some portion of outstanding Series B Preferred Shares for which a holder has provided a conversion notice, such holder may revoke its notice with respect to such Series B Preferred Shares by delivering, prior to the applicable conversion date, a written notice of revocation to the Company or through the procedures of DTC.

Redemption at Option of Holders

Beginning on the first day of the month following the date of original issuance, holders will have the right to require the Company to redeem the Series B Preferred Shares at a redemption price equal to the Stated Value less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

The redemption fee will be equal to:

●	Beginning on the first day of the month following the date of original issuance of the shares to be redeemed: 12% of the Stated Value

●	Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares to be redeemed: 9% of the Stated Value

●	Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares to be redeemed: 6% of the Stated Value

●	Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be redeemed: 3% of the Stated Value

●	Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be redeemed: 0% of the Stated Value

If a redemption date for a redemption at the option of the holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Shares that will be redeemed at the option of the holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

If a holder of Series B Preferred Shares causes the Company to redeem such Series B Preferred Shares pursuant to a redemption at their option, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption.

Our ability to redeem Series B Preferred Shares in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the Series B Preferred Shares submitted for redemption in cash may be restricted by Delaware law. No redemptions of Series B Preferred Shares will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

In addition, aggregate optional redemptions by holders of the Series B Preferred Shares will be subject to the following redemption limits: (i) no more than 2% of the outstanding Series B Preferred Shares will be redeemed per calendar month; (ii) no more than 5% of the outstanding Series B Preferred Shares will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Series B Preferred Shares will be redeemed per fiscal year.

Redemptions pursuant to an optional redemption by the Company or in connection with a Change of Control (described below) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series B Preferred Shares. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

If, after applying these redemption limits, a holder would own less than one Series B Preferred Share, all of such holder’s Series B Preferred Shares will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of Series B Preferred Shares to be redeemed is less than the number of Series B Preferred Shares submitted for redemption by a holder, the excess Series B Preferred Shares will remain subject to redemption in future periods until the earlier of (i) all Series B Preferred Shares submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn Series B Preferred Shares and the number of Series B Preferred Shares, if any, which remain subject to redemption.

Redemption of the Series B Preferred Shares will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to restrictions, we will redeem upon notice from the holder of Series B Preferred Shares, beginning on the first day of the month following the first anniversary of the date of original issuance of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of Series B Preferred Shares, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. We must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of the Board in its sole discretion. Beginning on the first day of the month following the first anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will redeem such shares at a redemption price equal to 95% of the Stated Value, and beginning on the first day of the month following the second anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will redeem such shares at a redemption price equal to 100% of the Stated Value, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

If a redemption date for a redemption in connection with an optional redemption following death or qualifying disability of a holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Shares that will be redeemed in connection with an optional redemption following death or qualifying disability of a holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

In order for the Company to redeem Series B Preferred Shares upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the Series B Preferred Shares to be redeemed or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of Series B Preferred Shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the redemption notice must be received by the Company within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed; (iii) the redemption notice must be given by (A) in the case of the death of a holder, a recipient of the Series B Preferred Shares through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of Series B Preferred Shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability will have occurred after the date that the holder became a holder of Series B Preferred Shares and (D) the condition causing the disability will have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Company may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

If a holder of Series B Preferred Shares causes the Company to redeem such Series B Preferred Shares pursuant to an optional redemption following death or qualifying disability, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption.

Our ability to redeem Series B Preferred Shares in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the Series B Preferred Shares submitted for redemption in cash may be restricted by Delaware law. No redemptions of Series B Preferred Shares will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Redemption of the Series B Preferred Shares will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to the Company or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with the requirements above and the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

Optional Redemption by the Company

Beginning on the first day of the first quarter following the second anniversary of the date of original issuance of the Series B Preferred Shares to be redeemed, we will have the right (but not the obligation) to redeem all or some portion of outstanding Series B Preferred Shares at a redemption price equal to 100% of the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If we choose to redeem any Series B Preferred Shares, for so long as our common shares are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common shares, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Company’s redemption right, the Series B Preferred Shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the aggregate share ownership limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Company’s Declaration, the Company will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold a number of shares in excess of the aggregate share ownership limit subsequent to such redemption.

Unless full cumulative dividends on all Series B Preferred Shares for all past Series B Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or common shares or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Shares will be redeemed at the option of the Company unless all outstanding Series B Preferred Shares are simultaneously redeemed, and (ii) the Company will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for Junior Shares); provided, however, that the foregoing will not prevent the redemption or purchase by the Company of Series B Preferred Shares pursuant to Article XII of the Declaration or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares.

If a redemption date for a redemption at the option of the Company falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Shares that will be redeemed at the option of the Company will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

Notwithstanding the foregoing, at any time the Company may redeem or purchase Series B Preferred Shares to ensure that it continues to meet the requirements for qualification as a REIT pursuant to Article XII of the Declaration. If the Company calls for redemption any Series B Preferred Shares pursuant to and in accordance with Article XII of the Declaration, then the redemption price will be an amount equal to the Stated Value per share, plus an amount equal to accrued but unpaid cash dividends on the Series B Preferred Shares, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in Article XII of the Declaration. The Company will not be required to provide advanced notice to the holder of Series B Preferred Shares in the event such holder’s Series B Preferred Shares are redeemed in order for the Company to qualify or maintain the qualification of the Company as a REIT for U.S. federal income tax purposes.

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Shares are in arrears, the Company may, at any time and from time to time, purchase any Series A Preferred Shares by tender or by private agreement.

Change of Control Redemption by the Company

Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem all or some portion of outstanding Series B Preferred Shares, on a date specified by the Company no later than 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our beneficial interests entitling that person to exercise more than 50% of the total voting power of all shares of our beneficial interests entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depository receipts representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Company’s redemption right, the Series B Preferred Shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares, other than a holder of Series B Preferred Shares that has received an exemption, would become a holder of a number of Series B Preferred Shares in excess of the aggregate share ownership limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article XII of the Declaration, the Company will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold a number of shares in excess of the aggregate share ownership limit subsequent to such redemption.

Unless full cumulative dividends on all Series B Preferred Shares for all past Series B Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or common shares or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Shares will be redeemed at the option of the Company in connection with a Change of Control unless all outstanding Series B Preferred Shares are simultaneously redeemed, and (ii) the Company will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any Series B Preferred Shares (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for Junior Shares); provided, however, that the foregoing will not prevent the redemption or purchase by the Company of Series B Preferred Shares pursuant to Article XII of the Declaration or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares.

If a redemption date for a redemption at the option of the Company in connection with a Change of Control falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Shares that will be redeemed at the option of the Company in connection with a Change of Control will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

Company Notice of Redemption

If the Company elects to redeem Series B Preferred Shares pursuant to an optional redemption or in connection with a Change of Control, the Company will deliver a written notice of redemption to all of the holders of record of Series B Preferred Shares to be redeemed. We will mail to you, if you are a record holder of the Series B Preferred Shares, a notice of redemption no fewer than seven days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

●	the redemption date;

●	the redemption price on a per share basis;

●	the CUSIP number(s) of the Series B Preferred Shares to be redeemed;

●	that dividends on the Series B Preferred Shares to be redeemed will cease to accrue on such redemption date;

●	if a redemption at our option, that the Series B Preferred Shares are being redeemed pursuant to our option;

●

if a redemption in connection with a Change of Control, that the Series B Preferred Shares are being redeemed pursuant to our option in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

●	any conditions to the redemption.

Rights Following Conversion or Redemption

If we (i) have received a notice of conversion and (ii) have given irrevocable instructions to issue such common shares, then from and after the conversion date, those Series B Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series B Preferred Shares will terminate. The holders of those Series B Preferred Shares will retain their right to receive common shares at the conversion rate for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the conversion date, without interest.

If we (i) have given or received a notice of redemption, (ii) (1) if the Series B Preferred Shares will be redeemed in cash, have set apart sufficient funds for the redemption for the benefit of the holders of the Series B Preferred Shares called for redemption or (2) if the Series B Preferred Shares will be redeemed with common shares, have instructed the transfer agent in writing that the Series B Preferred Shares will be redeemed in common shares and (iii) have given irrevocable instructions to pay or issue the redemption price, then from and after the redemption date, those Series B Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series B Preferred Shares will terminate. The holders of those Series B Preferred Shares will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the redemption date, without interest.

Any Series B Preferred Shares that will at any time have been converted, redeemed, repurchased or otherwise acquired by the Company will, after such conversion, redemption or acquisition, have the status of authorized but unissued Series B Preferred Shares.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of our affairs, before any distribution or payment will be made to holders of our common shares or any other class or series of beneficial interests ranking junior to our Series B Preferred Shares, the holders of Series B Preferred Shares then outstanding will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment or provision for our debts and other liabilities, the liquidation preference equal to the Stated Value of $25.00 per share, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of our Series A Preferred Shares and any other class or series of our beneficial interests ranking on parity with the Series B Preferred Shares as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all outstanding shares of any class or series of Parity Shares, then all assets distributed to the holders of the Series B Preferred Shares and any class or series of Parity Shares will be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Shares and such class or series of Parity Shares will in all cases bear to each other the same ratio that the liquidating distributions per share on the Series B Preferred Shares and such class or series of Parity Shares bear to each other.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our Series B Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into another entity, the consolidation or merger of another entity with or into us, our conversion into a new form of organization, a change of our jurisdiction of organization a statutory share exchange by us or a sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of our affairs.

Voting Rights

Holders of our Series B Preferred Shares have no voting rights, except as set forth in the Declaration, the Series A Statement of Preferences and the Series B Statement of Preferences.

So long as any Series B Preferred Shares remain outstanding, we will not:

●

authorize or create, or increase the authorized or issued amount of, any class or series of our beneficial interests expressly designated as ranking senior to the Series B Preferred Shares as to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up, or reclassify any authorized shares of our beneficial interests into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of the holders of at least two-thirds of the then outstanding Series A Preferred Shares, Series B Preferred Shares and all other classes or series of our Parity Shares upon which like voting rights have been conferred and are exercisable, voting together as a single class;

●

amend, alter or repeal the provisions of our Declaration or the Series B Statement of Preferences, whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares at the time (voting as a separate class); or

●

amend the Declaration in any way that would change any rights with respect to any shares of the Company by reducing any stated amount payable thereon in preference over all other classes or series of shares upon liquidation of the Company or by eliminating any voting rights pertaining thereto without (A) the approval of 75% of the holders of shares of beneficial interest of each affected class or series outstanding, voting as separate classes or series, unless (B) such amendment has been approved by 80% of the Company's board of trustees, in which case such amendment will require (i) the vote of a majority of shares present in person or represented by proxy and entitled to vote thereon, at a meeting where the holders of a majority of our shares are present in person or represented by proxy (a "Quorum") or (ii) if a separate vote of one or more classes or series of shares is required on any matter, the affirmative vote of a majority of the shares of beneficial interest of such class or series present in person or represented by proxy at a meeting where a Quorum is present.

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, or other event, as such term is defined in the Series B Statement of Preferences, so long as any Series B Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Shares receive shares of, or options, warrants or rights to purchase or subscribe for shares of, beneficial interests or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to those of the Series B Preferred Shares, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of Series B Preferred Shares or the holders thereof. In addition, any increase in the amount of authorized Series B Preferred Shares or the creation or issuance or increase in the amounts authorized of any other class or series of our Parity Shares or Junior Shares, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Shares or the holders thereof. In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding Series B Preferred Shares.

In any matter in which the holders of Series B Preferred Shares are entitled to vote separately as a single class, each such holder will have the right to one vote for each Series B Preferred Share held by such holder. If the holders of our Series B Preferred Share and any other class or series of our Parity Shares, including our Series A Preferred Shares, are entitled to vote together as a single class on any matter, such holders of the Series B Preferred Shares and the shares of the other class or series of our Parity Shares, including the Series A Preferred Shares, will have one vote for each $25.00 of Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Series B Preferred Shares.

Liquidity Events

The purchase of our Series B Preferred Shares is intended to be a long term investment. There is currently no public trading market for our Series B Preferred Shares, and one may never exist. As a result, our Series B Preferred Shares should be considered as having only limited liquidity and may be illiquid. If you sell your shares, any such sales may be made at a loss.

Exchange Listing

We do not plan on making an application to list our Series B Preferred Shares on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series B Preferred Shares, see “Description of Capital Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Series B Statement of Preferences provides that the ownership and transfer limitations described in “Description of Capital Shares-Restrictions on Ownership and Transfer” in the accompanying prospectus apply to ownership and transfer of Series B Preferred Shares pursuant to Article XII of our Declaration, under which, among other things, Series B Preferred Shares owned by a shareholder in excess of an ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board may, in its sole discretion, except a person from an ownership limit, as described in “Description of Capital Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Ownership limits also apply to our common shares. See “Description of Capital Shares—Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series B Preferred Shares, no holder of shares of the Series B Preferred Shares is entitled to receive our common shares upon the conversion or redemption of the holder’s Series B Preferred Shares to the extent that receipt of our common shares would cause such holder or any other person to exceed the ownership limits contained in our Declaration.

Preemptive Rights

No holders of Series B Preferred Shares will, as the holders thereof, have any preemptive rights to purchase or subscribe for our common shares or any other security of our Company.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series B Preferred Shares in light of their personal investment or tax circumstances.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series B Preferred Shares and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Conversion of Series B Preferred Shares

A U.S. Holder generally will not recognize gain or loss upon the conversion of Series B Preferred Shares into our common shares, except to the extent the conversion is treated as a constructive distribution under Section 305(c) of the Code as described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations”, and a U.S. Holder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted Series B Preferred Shares. Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series B Preferred Shares will be treated as a distribution that is potentially taxable as a dividend.

The changes to the conversion rate of Series B Preferred Shares may result in constructive distributions under Section 305(c) of the Code to the U.S. Holders of such Series B Preferred Shares includable in income in the manner similar to other distributions on the Series B Preferred Shares as described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations”, if and to the extent that the changes in the conversion rate increase the proportionate interest of a Series B Preferred Share in our earnings and profits. Thus, a U.S. holder may recognize income in the event of a constructive distribution even though such holder may not receive any cash or property. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on each date an adjustment to the conversion rate is made in accordance with the terms of such Series B Preferred Shares.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common shares, and gain or loss will generally be recognized in an amount equal to the difference between the amount of cash received and the portion of the U.S. Holder's adjusted tax basis allocable to the fractional common shares.

Prospective investors are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. Holder exchanges shares received on a conversion of Series B Preferred Shares for common shares.

Redemption of Series B Preferred Shares

A redemption of Series B Preferred Shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series B Preferred Shares (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Shareholders—Disposition of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the interest of the U.S. Holder (as defined in the accompanying prospectus) in our shares, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our shares or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series B Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series B Preferred Shares does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series B Preferred Shares is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any Series B Preferred Shares that you still hold (or that are held by a person related to you).

PLAN OF DISTRIBUTION

General

We are offering a maximum of 16,000,000 shares of our Series B Preferred Shares through NexPoint Securities, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series B Preferred Shares and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series B Preferred Shares. Each Series B Preferred Shares will be sold at a public offering price of $25.00 per share.  The initial closing of the offering is expected to occur on or about February 7, 2025.

The termination date for this offering is the earlier of (i) August 1, 2027 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), unless earlier terminated or extended by our Board, and (ii) the date on which all of the Series B Preferred Shares offered in this offering are sold. Should this offering continue beyond August 1, 2027, we will file a new registration statement and supplement or amend this prospectus supplement accordingly. We may terminate this offering at any time or may offer Series B Preferred Shares pursuant to a new registration statement, including a follow-on registration statement.

You may buy Series B Preferred Shares through your financial professional, a participating broker-dealer or other financial intermediary that has a selling agreement with our dealer manager. We will sell Series B Preferred Shares in this offering using two closing methods. The first service method is DTC Settlement and the second method is DRS Settlement. The Company may also utilize DVP Settlement, which is a type of DTC Settlement. Investors purchasing Series B Preferred Shares through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method, the second method, will complete and sign subscription agreements, which will be delivered to the escrow agent as set forth in the subscription agreement. In addition, such investors will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “—Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.

The offering price for the Series B Preferred Shares and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our dealer manager, based upon our financial condition and perceived demand. Because the offering price is not based upon any independent valuation, such as the amount that a firm commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Series B Preferred Shares in a hypothetical liquid market.

In connection with the sale of the Series B Preferred Shares on our behalf, NexPoint Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and NexPoint Securities’ compensation may be deemed to be underwriting compensation.

Our dealer manager, NexPoint Securities, is a registered broker-dealer and member firm of FINRA. Our dealer manager is an affiliate of the Adviser and is controlled and majority owned by James Dondero, who is chairman of the Board and President of the Company. Mr. Dondero also controls and is the sole beneficiary of a trust that owns our Sponsor and indirectly owns our Adviser. Mr. Dondero may be deemed to be the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 20% of our outstanding common shares as of December 31, 2024. NexPoint Securities is a Delaware corporation with a principal business address of 200 Crescent Court, Suite 700, Dallas, Texas 75201 and its telephone number is (833) 697-6246.

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to NexPoint Securities selling commissions of up to 7.0% of the aggregate gross offering proceeds from this offering. We will also pay to NexPoint Securities a dealer manager fee of up to 3.0% of the aggregate gross offering proceeds from this offering as compensation for acting as dealer manager. As dealer manager, NexPoint Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with this offering. Our dealer manager will also coordinate our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of this offering, our investment strategies, material aspects of our operations, and subscription procedures. The combined selling commission, dealer manager fee and permissible forms of non-cash compensation in this offering, and all other forms of underwriting compensation, will not exceed FINRA’s 10.0% cap.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged by a potential investor for investment advice as an inducement for such investment adviser to advise favorably for an investment in the Series B Preferred Shares unless such person is a registered broker-dealer or associated with such a broker-dealer. We will not pay referral or similar fees to any accountants, attorneys or other persons not registered as a broker-dealer in connection with the distribution of the Series B Preferred Shares.

We expect NexPoint Securities to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our Series B Preferred Shares. NexPoint Securities may reallow all or any portion of its selling commissions attributable to a participating broker-dealer. NexPoint Securities may also reallow a portion of the dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a non-accountable marketing allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion and may be based on such factors as:

●	the volume of sales estimated to be made by the participating broker-dealer; and

●	the participating broker-dealer’s agreement to provide one or more of the following services:

o	providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in the promotion of this offering;

o

responding to investors’ inquiries concerning monthly statements, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status and the markets in which we have invested;

o	assisting investors with redemptions; and

o	providing other services requested by investors from time to time and maintaining the technology necessary to service investors.

Also, NexPoint Securities may enter into referral agreements with third-party broker-dealers and reallow a portion of its dealer manager fee to such referring broker-dealers.

In addition to reallowing all or a portion of the dealer manager fee to participating broker-dealers as a non-accountable marketing allowance, the dealer manager fee will also be used for certain costs included in FINRA’s 10.0% cap, such as the cost of the following activities:

●	travel and entertainment expenses;

●	compensation of our dealer manager’s employees in connection with wholesaling activities, including but not limited to their non-transaction based compensation, travel expenses, meals and lodging;

●	expenses incurred in coordinating broker-dealer seminars and meetings;

●	wholesaling expense reimbursements paid by NexPoint Securities or its affiliates to other entities;

●	the national and regional sales conferences of the participating broker-dealers;

●	training and education meetings for registered representatives of our participating broker-dealers; and

●

permissible forms of non-cash compensation to registered representatives of the participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

If the selling commissions and dealer manager fees reallowed to participating broker-dealers are insufficient to cover these costs, then we or our affiliates will pay such costs. However, in no event will such costs together with selling commissions, dealer manager fees and permissible forms of non-cash compensation, and all other forms of underwriting compensation, exceed FINRA’s 10.0% cap.

Sales of Series B Preferred Shares

We will not pay any selling commissions in connection with the sale of Series B Preferred Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or sales of Series B Preferred Shares otherwise made to a client of an investment advisor through such advisor. The amount of selling commissions payable with respect to the sale of their Series B Preferred Shares may be reduced or eliminated (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. A dealer manager fee will still be charged in these fixed or “wrap” fee arrangements. The dealer manager reserves the right, in its sole discretion, to waive or reduce the dealer manager fee in connection with these sales or otherwise. In the event that an investor purchases Series B Preferred Shares net of selling commissions and/or the dealer manager fee is waived or reduced, the net proceeds to us will not be affected, and each Series B Preferred Share sold pursuant to this arrangement will have an initial Stated Value of $25.00.

In the event our dealer manager enters into a participating broker-dealer agreement that provides for less than a 7.0% selling commission to be paid to the participating broker-dealer, we will reduce the public offering price per share of Series B Preferred Share in this offering on sales made by such participating broker-dealer by an amount equal to the reduction in commissions paid to such participating broker-dealer as exemplified in the table below.

The table below provides examples of various possible offering prices within the established range of $23.25 to $25.00 per share of Series B Preferred Shares only at 100 basis point intervals of the corresponding selling commission percentage and assuming no reduction in the dealer manager fee. The selling commissions received by the participating broker-dealers in connection with the Series B Preferred Shares will never exceed 7.0% of the aggregate gross offering proceeds. The net proceeds to us from this offering will not be affected by the reduction in commissions and corresponding reduction in the offering price per share of Series B Preferred Shares on such sales.

Selling Commission	Public Offering Price per Series B Preferred Share
7.0%	$25.00
6.0%	$24.75
5.0%	$24.50
4.0%	$24.25
3.0%	$24.00
2.0%	$23.75
1.0%	$23.50
0.0%	$23.25

Additional information related to the fixed prices being offered to the public and which participating broker-dealers are selling the Series B Preferred Shares at such prices may be obtained by contacting NexPoint Securities.

As part of our “friends and family” program, we may sell Series B Preferred Shares to the families of or persons or entities having prior relationships with our employees or employees of our Adviser, or persons who are selected by the dealer manager in consultation with the Company. As used herein, we consider a family member to be a spouse, parent, stepparent, child, stepchild, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons, and includes adoptive relationships. Prior to the receipt of the Requisite Shareholder Approval, we will not sell Series B Preferred Shares to (i) officers, employees, trustees, directors or other service providers of the Company, (ii) any controlling shareholder or member of a control group or any other substantial shareholder of the Company that has an affiliated person who is an officer, trustee or director of the Company or (iii) any entities affiliated with our Adviser. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of Series B Preferred Shares sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction. The dealer manager will serve as the broker-dealer of record for these sales. The net proceeds to us will not be affected by reducing the compensation payable in connection with such sales. “Friends and family” program investors will be expected to hold their Series B Preferred Shares for investment and not with a view towards distribution.

Underwriting Compensation

The table below sets forth the nature and estimated amount of selling commission and dealer manager fees assuming we sell all the Series B Preferred Shares offered hereby and that no Series B Preferred Shares are sold in our “friends and family” program.

Selling commissions (maximum)	$28,000,000
Dealer manager fee (maximum)	$12,000,000
Total(1)	$40,000,000

(1) We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, as described in “Compensation of Dealer Manager and Participating Broker-Dealers” above. The value of such items will be considered underwriting compensation in connection with this offering. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.

To the extent permitted by law and our Declaration, we will indemnify the participating broker-dealers and NexPoint Securities against certain civil liabilities, including certain liabilities arising under the Securities Act, the Exchange Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We do not expect the actual amount of organization and offering expenses incurred in connection with this offering to exceed 1.25% of aggregate gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed FINRA’s 15.0% cap. Organization and offering expenses includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series B Preferred Shares, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series B Preferred Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with this offering. All organization and offering expenses, including selling commissions, the dealer manager fee and non-cash compensation, are not expected to exceed 11.25% of the aggregate gross offering proceeds of this offering, though the amount of such expenses may exceed the expected amount as long as such expenses would not cause the cumulative selling commissions, dealer manager fee, permissible forms of non-cash compensation, and issuer organization and offering expenses to exceed FINRA’s 15.0% cap.

We will be responsible for the expenses of issuance and distribution of the Series B Preferred Shares in this offering, which we estimate will total approximately $5,000,000 million (excluding selling commissions, the dealer manager fee and permissible forms of non-cash compensation). These issuer expenses include, but are not limited to:

●	expenses for printing and amending registration statements or supplementing prospectuses;

●	mailing and distribution costs;

●

all advertising and marketing expenses (including actual costs incurred for travel, meals, and lodging for our employees to attend retail seminars hosted by broker-dealers or bona fide training and educational meetings hosted by us and road show presentations, presentations to participating broker-dealers and other broker-dealers and financial advisers with respect to the offering);

●	charges of transfer agents, registrars, and experts;

●	fees, expenses, and taxes related to the filing;

●	registration and qualification, as necessary, of the sale of the shares of Series B Preferred Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees; and

●	expenses in connection with non-offering issuer support services related to the Series B Preferred Shares.

The dealer manager agreement will terminate automatically upon the termination of this offering, upon the dissolution or liquidation of the Company, or upon the revocation or suspension of the dealer manager’s license or registration to act as a broker-dealer if the same is not cured within ten days. In addition, the dealer manager agreement may be terminated by the Company or the dealer manager upon ten calendar days’ written notice to the other party.

The dealer manager agreement provides that the dealer manager will reallow all or any portion of the selling commissions, subject to federal and state securities laws, to the participating broker-dealers who sold the Series B Preferred Shares, as will be described more fully in the applicable participating broker-dealer agreement.

Settlement Procedures

We will deliver the Series B Preferred Shares through DTC Settlement or DRS Settlement. We may also utilize DVP Settlement, which is a type of DTC Settlement. If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Series B Preferred Shares through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated semimonthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Series B Preferred Shares by the settlement date, which depends on when you place the order during the semimonthly settlement cycle. This purchase price will not be held in escrow. We reserve the right to reject any order in whole or in part for any reason or no reason.

You have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one we filed with the SEC, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Series B Preferred Shares to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any reason or no reason.

We have the sole right to:

●

determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to participating broker-dealers;

●	limit the total amount of Series B Preferred Shares sold by all participating broker-dealers per closing;

●	limit the total amount of Series B Preferred Shares sold by any one participating broker-dealer per closing; and

●	limit the total number of shares of Series B Preferred Shares sold by any one participating broker-dealer.

Irrespective of whether you purchase Series B Preferred Shares using DTC Settlement or DRS Settlement, by accepting such shares you will be deemed to have accepted the terms of our Declaration.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, investors may either wire funds to the escrow agent or deliver a check as set forth in the subscription agreement. Wires must be received at least 2 business days in advance, and checks must be received at least 5 business days in advance, of the applicable closing date, in each case unless otherwise provided by the dealer manager and the Company. Any subscription payments received by the escrow agent will be deposited into the Company’s special non-interest bearing escrow account until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part. If rejected, all funds shall be returned to the rejected subscribers. If accepted, the funds will be transferred to the Company on the next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit shareholders on a semimonthly basis.

Investors purchasing Series B Preferred Shares through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow.

In recommending to a potential investor the purchase of the Series B Preferred Shares, each participating dealer who sells shares on our behalf must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer that:

●	the potential investor is or will be in a financial position appropriate to enable the potential investor to realize to a significant extent the benefits described in the prospectus;

●	the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, and

●	the program is otherwise suitable for the potential investor.

In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance, and other pertinent information. You should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and accompanying prospectus and have had sufficient time to review them. NexPoint Securities and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Series B Preferred Shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Regulation Best Interest

Pursuant to Reg BI, participating broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that a participating broker-dealer and its associated persons act in the best interest of retail customers when recommending any securities or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to recommendations.

To satisfy the general Reg BI obligation, the broker-dealer must meet four component obligations:

●

Disclosure Obligation: The participating broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS, which is intended to summarize key information for you about the participating broker-dealer and your relationship with that broker-dealer. The participating broker-dealer’s disclosures to you, including those made through their Form CRS, are different and are separate from the disclosures we provide to investors in this prospectus, which contains information regarding this offering and our company.

●	Care Obligation: The participating broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

●	Conflict of Interest Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

●	Compliance Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

As a part of the Care Obligation described above, broker-dealers evaluate reasonably available alternatives in the best interest of their clients. There are likely less costly alternatives to use that are reasonably available to you, through your broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Reg BI, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and may be available for lower or no commission. This standard is different than the quantitative suitability standards required for an investment in our Series B Preferred Shares and enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.

In addition to Reg BI, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Reg BI, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.

The impact of Reg BI and state fiduciary standards on participating broker-dealers cannot be determined at this time, as little administrative or case law exists under Reg BI and state fiduciary standards and the full scope of their applicability is uncertain and are subject to evolving regulatory guidance.

Minimum Purchase Requirements

For your initial investment in Series B Preferred Shares, you must invest at least $5,000, but purchases of less than $5,000 may be made in the sole discretion of NexPoint Securities, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, spouses may jointly contribute funds from their separate IRAs. You should note that an investment in Series B Preferred Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of shares of Series B Preferred Shares, or the possession, circulation, or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the Series B Preferred Shares where action for that purpose is required. Accordingly, the Series B Preferred Shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus, nor any other offering material or advertisements in connection with Series B Preferred Shares may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction.

Liquidity of Prior Vehicles

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior direct participation programs or REITs sponsored by our Sponsor, in which disclosed in the offering materials was a date or time period at which the program might be liquidated, and whether the prior program(s) in fact liquidated on or around that date and time or during the time period.

Our Sponsor previously sponsored a business development company, NexPoint Capital, Inc., which provided, in part, in its prospectus “We intend to seek to complete a liquidity event within five years following the completion of our offering stage; however, the offering period may extend for an indefinite period. Accordingly, you should consider that you may not have access to the money you invest for an indefinite period of time until we complete a liquidity event.” However, the offering documents also provided that it was not required to complete a liquidity event within five years and could extend the timing of such liquidity event indefinitely. The offering stage was completed in February 2018 and, as of the date of this prospectus, NexPoint Capital, Inc. has not completed a liquidity event. However, the fund has maintained a quarterly tender program since inception and to date, all investors that have requested a tender have received their requested liquidity.

Our Sponsor also previously sponsored a publicly registered unlisted real estate investment trust, NexPoint Multifamily Capital Trust, Inc., which provided, in part, in its prospectus “We intend to begin the process of achieving a liquidity event within two to five years after the completion of this offering. A liquidity event may include a sale of assets to another REIT, a merger into an existing publicly traded REIT or other publicly traded vehicle, or a listing of our shares on a national securities exchange.” NexPoint Multifamily Capital Trust, Inc. did achieve a liquidity event within the disclosed time period in connection with a contribution of assets to another REIT.

In addition, our Sponsor sponsors a publicly registered unlisted REIT, VineBrook Homes Trust, Inc., which provided, in part, in its offering documents that “…we anticipate holding the Portfolio between three and five years after the Initial Closing before embarking on an exit strategy for the Company,” with the Initial Closing defined as November 1, 2018. The offering documents further noted that “[a]lthough we believe three to five years is a prudent duration to hold the Portfolio, the actual duration of each asset in the Portfolio could be shorter or longer depending on market conditions and other internal and external circumstances.” VineBrook Homes Trust, Inc. has not completed a liquidity event as of date of this prospectus supplement.

Our Sponsor also sponsors a non-public REIT, NexPoint Homes Trust, Inc., which provided, in part, in its offering documents that “[w]e anticipate we will not seek a liquidity event for the Company until three to five years after the Initial Closing,” with the Initial Closing defined as June 17, 2022. The offering documents further noted that “[a]lthough we believe three to five years is a prudent duration to hold the Portfolio, the actual duration of each asset in the Portfolio could be shorter or longer depending on market conditions and other internal and external circumstances.” NexPoint Homes Trust, Inc. has not completed a liquidity event as of date of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;
●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024;

●	our Current Reports on Form 8-K filed with the SEC on April 23, 2024, June 12, 2024, July 22, 2024, August 8, 2024, October 4, 2024, November 14, 2024, November 25, 2024 and December 27, 2024; and
●

the description of our common shares, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2006 (File No. 001-32921), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) on or after the date of this prospectus supplement until we sell all of the securities we are offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

Attn: Corporate Secretary

 LEGAL MATTERS

Certain legal matters regarding the validity of the Series B Preferred Shares offered hereby and certain matters of Delaware law have been passed upon for us by Tuan Olona LLP, New York, New York. In addition, the description of material U.S. federal income tax matters will be passed upon for us by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of NexPoint Diversified Real Estate Trust as of and for the years ended December 31, 2023 and 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of NexPoint Diversified Real Estate Trust for the year ended December 31, 2021, incorporated by reference herein, have been audited by Cohen & Company, Ltd., independent registered public accounting firm, as stated in their report, incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$500,000,000

NexPoint Diversified Real Estate Trust

Common Shares

Preferred Shares

Warrants

Debt

NexPoint Diversified Real Estate Trust, a Delaware statutory trust, from time to time, may offer to sell up to an aggregate of $500,000,000 of common shares, preferred shares, warrants and debt securities in one or more primary offerings. The preferred shares, warrants and debt securities may be convertible into, or exercisable or exchangeable for, our common shares or our preferred shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, including the specific plan of distribution for any such securities, will be described in a supplement to this prospectus. Prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NXDT” and our 5.50% Series A Cumulative Preferred Shares (“Series A Preferred Shares”) are listed on the NYSE under the symbol “NXDT-PA.” On July 19, 2024, the last reported sales price for our common shares on the NYSE was $6.22 per share and the last reported sales price for our Series A Preferred Shares on the NYSE was $14.38 per share. As of the date of this prospectus, other than our common shares and Series A Preferred Shares, none of the securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. You should read carefully the section entitled “Risk Factors” on page 2 herein and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. The prospectus supplement may add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, the terms “NXDT,” the “Company,” “we,” “us” and “our” as used in this prospectus refer to NexPoint Diversified Real Estate Trust and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including market conditions and demographics) are forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein or therein are based on management’s then current beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “estimate,” “project,” “target,” “should,” “will,” “would,” “result,” “goal,” “could,” “future,” “continue,” “if,” the negative version of these words and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●    Unfavorable changes in economic conditions and their effects on the real estate industry generally and our operations and financial condition, including inflation, rising or high interest rates, tightening monetary policy or recession, which may limit our ability to access funding and generate returns for shareholders;

●    Our loans and investments expose us to risks similar to and associated with real estate investments generally;

●    Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

●    Risks associated with the ownership of real estate, including dependence on tenants and compliance with laws and regulations related to ownership of real property;

●    Risks associated with our investment in diverse issuers, industries and investment forms and classes, both in real estate and in non-real estate sectors, including common equity, preferred equity, options or other derivatives, short sale contracts, secured loans of securities, reverse repurchase agreements, structured finance securities, below investment grade senior loans, bonds, convertible instruments, joint ventures, and emerging markets;

●    Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

●    The use of leverage to finance our investments;

●    Risks associated with our loans and investments in debt instruments, including senior loans, mezzanine loans, collateralized loan obligations, and structured finance securities;

●    Our loans and investments are concentrated in terms of type of interest, geography, asset types, industry and sponsors and may continue to be so in the future;

●    We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

●    We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our shareholders;

●    We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (“NexPoint”), members of the NexPoint Real Estate Advisors X, L.P. (our “Adviser”) management team or their affiliates.

●    We are dependent upon our Adviser and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

●    Our Adviser and its affiliates face conflicts of interest, including significant conflicts created by our Adviser’s compensation arrangements with us, including compensation which may be required to be paid to our Adviser if our advisory agreement is terminated, which could result in decisions that are not in the best interests of our shareholders;

●    We pay substantial fees and expenses to our Adviser and its affiliates, which payments increase the risk that you will not earn a profit on your investment;

●    If we fail to qualify as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes, cash available for distributions to be paid to our shareholders could decrease materially, which would limit our ability to make distributions to our shareholders;

●    If our operating partnership fails to be taxable as a partnership for U.S. federal income tax purposes, possibly causing us to fail to qualify for or to maintain REIT status;

●    Compliance with REIT requirements, which may limit our ability to hedge our liabilities effectively and cause us to forgo otherwise attractive opportunities, liquidate certain of our investments or incur tax liabilities;

●    The risks associated with our ownership of interests in taxable REIT subsidiaries (“TRSs”);

●    We may recognize taxable gains from the sale of properties as a result of the inability to complete certain like-kind exchanges in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”);

●    The risk that the Internal Revenue Service (the “IRS”) may consider certain sales of properties to be prohibited transactions, resulting in a 100% penalty tax on any taxable gain;

●    The risk that we may be subject to other tax liabilities that may reduce our cash flows and distributions on our shares;

●    The ineligibility of dividends payable by REITs for the reduced tax rates available for some dividends;

●    The risks associated with the share ownership restrictions of the Code for REITs and the share ownership limit imposed by our declaration of trust (the “Declaration”);

●    The ability of our board of trustees (the “Board”) to revoke our REIT qualification without shareholder approval;

●    There may be legislative or regulatory tax changes or other actions affecting REITs;

●    Foreign investors may be subject to U.S. federal income tax or withholding tax on distributions received from us or on proceeds and the disposition of our shares; and

●    Any other risks included under Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K filed with the SEC on March 14, 2024.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement or free writing prospectus. We caution you that any forward-looking statements made in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

v

THE COMPANY

NexPoint Diversified Real Estate Trust (the “Company,” “we,” “us,” or “our”) is a Delaware statutory trust and has elected to be taxed as a REIT. Substantially all of the Company’s business is conducted through NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), the Company’s operating partnership. The Company conducts its business through the OP and its wholly owned TRSs. The Company’s wholly owned subsidiary, NexPoint Diversified Real Estate Trust OP GP, LLC, is the sole general partner of the OP. As of March 31, 2024, there were 2,000 partnership units of the OP outstanding, of which 100.0% were owned by the Company.

On July 1, 2022, the SEC issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “Investment Company Act”) declaring that the Company has ceased to be an investment company under the Investment Company Act (the “Deregistration Order”). The issuance of the Deregistration Order enabled the Company to proceed with full implementation of its new business mandate to operate as a diversified REIT that focuses primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity (the “Business Change”).

The Company was originally formed as a Delaware statutory trust on March 10, 2006 under the name “Highland Credit Strategies Fund” and changed its name to “NexPoint Diversified Real Estate Trust” in 2021.

The Company is externally managed by the Adviser, through an agreement dated July 1, 2022, and amended on October 25, 2022, April 11, 2023 and July 22, 2024, by and among the Company and the Adviser for an initial term that will expire on July 1, 2025 and successive one-year terms thereafter unless earlier terminated. The Adviser manages the day-to-day operations of the Company and provides investment management services. All of the Company’s investment decisions are made by the Adviser, subject to general oversight by the Adviser’s investment committee and our Board. The Adviser is wholly owned by NexPoint.

As a diversified REIT, the Company’s primary investment objective is to provide both current income and capital appreciation. The Company seeks to achieve this objective through the Business Change. Target underlying property types primarily include, but are not limited to, single-family rentals, multifamily, self-storage, life science, office, industrial, hospitality, net lease and retail. The Company may, to a limited extent, hold, acquire or transact in certain non-real estate securities.

For more information about our business, please refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and incorporated by reference in this prospectus.

The Company’s principal executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The Company’s telephone number is (214) 276-6300. The Company maintains a website located at http://nxdt.nexpoint.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our securities involves significant risks. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SHARES

The following description summarizes the material provisions of the common shares and preferred shares we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our restated certificate of trust, the Declaration, statement of preferences (the “Statement of Preferences” and, together with the Declaration, the “Governing Instrument”) designating the Series A Preferred Shares and bylaws (together with the Governing Instrument, the “Governing Documents”) and applicable provisions of Delaware law, including the Delaware Statutory Trust Act (the “DSTA”). The specific terms of any series of preferred shares will be described in the applicable prospectus supplement. Any series of preferred shares we issue will be governed by our Declaration, and any statement of preferences related to that series. We will file the statement of preferences with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred shares of that series of authorized preferred shares.

Authorized Beneficial Interests

The Company is authorized to issue an unlimited number of its shares of beneficial interest, or capital shares, in multiple classes and series thereof as determined from time to time by the Board. The Company’s authorized shares of beneficial interest consist of an unlimited number of its common shares, par value $0.001 per share, and an unlimited number of its preferred shares, par value $0.001 per share. The Board has designated a series of up to 4,800,000 preferred shares, par value $0.001 per share, liquidation preference $25.00 per share (the “Liquidation Preference”), as the Series A Preferred Shares. As of June 30, 2024, there were 40,650,119 common shares and 3,359,593 Series A Preferred Shares issued and outstanding. All the outstanding common shares and Series A Preferred Shares are fully paid and nonassessable.

Subject to the terms of the Statement of Preferences, the Board, in its discretion, may from time to time without vote of the shareholders issue shares of beneficial interest, including any preferred shares, in addition to the then issued and outstanding shares of beneficial interest and shares of beneficial interest held in the treasury. The Board may also authorize and issue such other securities of the Company as it determines to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including multiple classes of common shares, preferred interests, debt securities or other senior securities. To the extent the Board authorizes and issues additional shares of beneficial interest of any class or series, the Board is authorized, without shareholder approval, subject to the terms of the Statement of Preferences, to amend or supplement the Declaration as it deems necessary or appropriate. Issuances and redemptions of shares of beneficial interest may be made in whole shares of beneficial interest and/or l/l,000ths of a share of beneficial interest or multiples thereof as the Board may determine. Except as otherwise provided by a majority of the Board, the Company’s shares of beneficial interest are not redeemable by the holders. The Declaration provides that no shareholder of the Company will be subject in such capacity to any personal liability whatsoever to any person in connection with the Company’s property or the acts, obligations or affairs of the Company, and that the shareholders of the Company will have the limitation of personal liability provided under the DSTA.

The Declaration provides that shareholders will have no power to vote on any matter except matters on which a vote of shareholders is required by the Declaration or by resolution of the Board. The Declaration expressly provides that no matter for which voting is required by the DSTA in the absence of the contrary provision in the Declaration will require any vote. Except as otherwise provided in the Declaration, any matter required to be submitted to shareholders and affecting one or more classes or series of shares of beneficial interest will require approval by the required vote of all the affected classes and series of shares of beneficial interest voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of shares of beneficial interest is provided for by resolution of the Board, such requirement as to a separate vote by that class or series of shares of beneficial interest will apply in addition to a vote of all the affected classes and series voting together as a single class. Subject to the Statement of Preferences, shareholders of a particular class or series of shares of beneficial interest will not be entitled to vote on any matter that affects only one or more other classes or series of shares of beneficial interest.

Common Shares

Dividends

Subject to the preferential rights, if any, of holders of any other class or series of our shares of beneficial interest and to the provisions of the Declaration relating to the restrictions on ownership and transfer of our shares of beneficial interest, the holders of our common shares are entitled to receive dividends and other distributions on such common shares when, as and if authorized by the Board and declared by us out of assets legally available for distribution to our shareholders. In addition, subject to the preferential rights, if any, of holders of any other class or series of our shares of beneficial interest, the holders of our common shares will be entitled to share ratably in the Company’s property legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for payment all liabilities and upon receipt of such releases, indemnities and refunding agreements, as the Board deems necessary for protection of the trustees.

Voting

Subject to the provisions of our Declaration regarding restrictions on ownership and transfer of our shares of beneficial interest and except as may be otherwise specified in the terms of any class or series of our common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees. Our Governing Instrument provides that the holders of preferred shares, including the Series A Preferred Shares, are entitled to vote on matters submitted to a vote of the common shares, voting together as a single class.

The Statement of Preferences provides that, except the Preferred Shares Trustees (defined below), the holders of the outstanding capital shares of the Company, voting as a single class, will elect the trustees. There is no cumulative voting in the election of trustees. Consequently, other than the Preferred Shares Trustees, the holders of a majority of the outstanding capital shares can elect all of the trustees then standing for election, and the holders of the remaining capital shares will not be able to elect any trustees. Trustees will be elected by the affirmative vote of a plurality of all of the share of beneficial interest present or represented by proxy at a meeting at which a quorum is present.

With respect to matters other than the election of trustees, (i) the affirmative vote of a majority of our shares of beneficial interest present in person or represented by proxy and entitled to vote thereon, at a meeting where the holders of a majority of our shares of beneficial interest entitled to vote on the matter are present in person or represented by proxy (a “Quorum”), will be the act of the shareholders with respect to such matters, and (ii) where a separate vote of one or more classes or series of shares of beneficial interest is required on any matter, the affirmative vote of a majority of the shares of beneficial interest of such class or series present in person or represented by proxy at a meeting where a Quorum is present will be the act of the shareholders of such class or series with respect to such matter, in each case subject to any provisions of the Declaration or a resolution of the Board specifying a greater or lesser requirement with respect to the vote or Quorum (the “Voting Requirement”).

Under the DSTA, an agreement of merger or consolidation must be approved by all of the trustees and beneficial owners of a statutory trust, unless otherwise provided in the statutory trust’s governing instrument. In addition, a conversion into another business entity must be approved by all of the trustees and beneficial owners of the statutory trust, except that if the statutory trust’s governing instrument specifies a different manner of authorization with respect to approving such conversion or, if it does not so specify, does not prohibit such conversion and specifies a manner of authorization with respect to an agreement of merger or consolidation, that manner of authorization will be required. The DSTA further provides that the governing instrument of a statutory trust may be amended with the approval of all of the beneficial owners and trustees or as otherwise permitted by law, unless otherwise provided in the governing instrument of the statutory trust. In addition, under the DSTA, a statutory trust may not be terminated or revoked except in accordance with the governing instrument of the statutory trust and, except to the extent otherwise provided in the certificate of trust or in the governing instrument, the certificate of trust may be amended by the trustees.

The Declaration provides that a merger or consolidation requires approval by two-thirds of the Board without requiring approval by our shareholders, except that any merger or consolidation in which the Company is not the surviving entity requires approval of 75% of the holders of shares of beneficial interest of each affected class or series outstanding, voting as separate classes or series, unless such merger or consolidation has been approved by 80% of the Board, in which case the Voting Requirement will apply (such voting exception and alternative, subject to the terms of the Statement of Preferences, the “Required Voting Alternatives”). The Declaration provides that the Company may be dissolved with approval of 80% of the Board without a requirement for approval by our shareholders, except that the Required Voting Alternatives will apply to the sale, conveyance, assignment, exchange, merger in which the Company is not the survivor, transfer or other disposition of all or substantially all of the Company’s property in winding up the affairs of the Company. In addition, a majority of the Board may amend our Declaration without any vote of the shareholders to make any change that does not adversely affect the relative rights or preferences of any individual shareholder as compared to the rights and preferences of other shareholders of the same class and series of shares, as they may deem necessary or appropriate, except that the Required Voting Alternatives also apply to specified provisions of our Declaration pertaining to the liability of shareholders and the Board, indemnification of officers and the Board, voting requirements for shareholder votes, dissolution of the Company, procedures for amending the Declaration, corporate transactions outside the ordinary course of business (including mergers, consolidations and sales of all or substantially all of the Company’s assets) and Principal Shareholder Transactions or any amendment which would change any rights with respect to shares of the Company by reducing any stated amount payable thereon in preference over all other classes or series of shares upon liquidation of the Company or by eliminating any voting rights pertaining thereto (collectively, the “Restricted Amendments”) and the sale, lease or exchange of all or substantially all of the Company’s property. The Declaration does not specify approval requirements with respect to a conversion of the Company to another business entity. Neither the Declaration nor the restated certificate of trust specify approval requirements with respect to an amendment to the Company’s restated certificate of trust. Our Declaration and bylaws provide that the Board has the exclusive power to amend or repeal our bylaws or adopt new bylaws at any time.

In addition, notwithstanding the foregoing, the Declaration provides that approval by a majority of the Board followed by the approval of 75% of the holders of shares of beneficial interest of each affected class or series outstanding, voting as separate classes or series (subject to the Statement of Preferences, the “Principal Shareholder Requirements”) will be required for certain transactions when a Principal Shareholder (defined generally to mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of beneficial interest of all outstanding classes or series and includes any affiliate or associate, as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, of a Principal Shareholder) is a party to the transaction (“Principal Shareholder Transactions”). These transactions include any:

• merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Shareholder;

• issuance of any securities of the Company to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

• sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Company, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or

• sale, lease or exchange to the Company or any subsidiary thereof, in exchange for securities of the Company, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Company, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

The Principal Shareholder Requirements are not applicable if (i) 80% of the Board approve by resolution a memorandum of understanding with the Principal Shareholder with respect to and substantially consistent with such transaction followed by an approval by shareholders consistent with the Voting Requirement, or (ii) the transaction is with any entity of which a majority of the outstanding shares of all classes and series of a shares normally entitled to vote in elections of directors is owned of record or beneficially by the Company and its subsidiaries.

Other Matters

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration regarding the restrictions on ownership and transfer of our shares of beneficial interest, our common shares will have equal distribution, liquidation and other rights.

The Declaration generally excludes The Corporation Trust Company or its successor from the meaning of the term trustees. The Corporation Trust Company is the Company’s Delaware trustee and does not have any management responsibilities with respect to the Company other than certain administrative matters required by the DSTA.

Preferred Shares

The Company is authorized to issue an unlimited number of preferred shares in one or more classes or series. Each class or series of the preferred shares will have such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. Our Board may increase the number of authorized preferred shares or cause the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, subject to the terms of the Statement of Preferences. The Statement of Preferences provides that an increase in the number of authorized preferred shares or the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board. Accordingly, our Board, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares, may adversely affect the voting and other rights of the holders of our common shares, and could have the effect of delaying deferring or preventing a change of control of the Company or other corporate action. Preferred shares offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

The prospectus supplement relating to a particular class or series of preferred shares offered will describe the specific terms thereof, including, where applicable:

• the title, designation, number and stated value of the preferred shares;

• the price at which the preferred shares will be issued;

• the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

• the dates on which the preferred shares will be subject to redemption and the applicable redemption prices;

• any redemption or sinking fund provisions;

• the convertibility or exchangeability of the preferred shares;

• if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred shares are denominated and/or in which payments will or may be payable;

• the method by which amounts in respect of the preferred shares may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

• the place where dividends and other payments on the preferred shares are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred shares;

• any listing of the preferred shares on any securities exchange; and

• any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any class or series of preferred shares will generally be described in the prospectus supplement related thereto.

Series A Preferred Shares

Ranking

The Series A Preferred Shares, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank senior to our common shares and any other shares ranking junior to the Series A Preferred Shares as to such rights, and on a parity with any other series of preferred shares as to such rights to which such shares are entitled. The Series A Preferred Shares effectively rank junior in right of payment to all of our existing and future indebtedness.

The Governing Instrument does not require the consent of holders of preferred shares, including the Series A Preferred Shares, for the Board to authorize and issue additional shares ranking junior to the Series A Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividends

Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Shares and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) commencing on March 31, 2021 (or, if any such day is not a business day, then on the next succeeding business day). Dividends and distributions will be payable to holders of record of Series A Preferred Shares as they appear on the share register of the Company at the close of business on the fifth preceding business day (each, a “Record Date”) in preference to dividends and distributions on common shares and any other shares ranking junior to the Series A Preferred Shares in payment of dividends and distributions. Dividends and distributions on Series A Preferred Shares that were originally issued on the Date of Original Issue (as defined in the Statement of Preferences) will accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Shares will accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as will be fixed by the Board.

No full dividends or distributions will be declared or paid on Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of preferred shares ranking on a parity with the Series A Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such outstanding preferred shares, any dividends and distributions being paid on such preferred shares (including the Series A Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Dividend Payment Date. No holders of Series A Preferred Shares will be entitled to any dividends or distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph on Series A Preferred Shares. No interest or sum of money in lieu of interest will be payable in respect of any dividend payments on any Series A Preferred Shares that may be in arrears.

For so long as Series A Preferred Shares are outstanding, the Company will not declare or pay any dividend or other distribution (other than a dividend or distribution paid in common shares, or options, warrants or rights to subscribe for or purchase common shares or other shares, if any, ranking junior to the Series A Preferred Shares as to dividends and distribution of assets upon liquidation) in respect of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Company ranking junior to the Series A Preferred Shares as to dividends and distributions of assets upon liquidation), unless, in each case, all cumulative dividends and distributions on all Series A Preferred Shares due on or prior to the date of the transaction have been declared and paid (or have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent (as defined in the Statement of Preferences)).

Any dividend payment made on the Series A Preferred Shares will first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Series A Preferred Shares will be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation payments, the Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Company, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Company.

If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Series A Preferred Shares, and any other outstanding class or series of preferred shares ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, will be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then such available assets will be distributed among the holders of Series A Preferred Shares and such other preferred shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the common shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation.

Redemption

Prior to December 15, 2023, the Series A Preferred Shares were not subject to optional redemption by the Company except in certain limited circumstances. On and after December 15, 2023, the Company may at any time upon written notice redeem the Series A Preferred Shares in whole or in part at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Company) through, but not including, the date of redemption, which notice will specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice. The Series A Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. Unless full cumulative distributions for all past dividend periods on all Series A Preferred Shares and other preferred shares ranking on a parity with the Series A Preferred Shares are declared and paid or set apart for payment, the Company may not redeem any Series A Preferred Shares. Notwithstanding the foregoing, a purchase or acquisition of Series A Preferred Shares may be completed pursuant to a purchase or exchange offer made on the same terms to all holders.

Voting Rights

Holders of Series A Preferred Shares generally have no power to vote on any matter except matters submitted to a vote of the common shares. In any matter submitted to a vote of the common shares, each holder of Series A Preferred Shares is entitled to one vote for each Series A Preferred Share held, voting together with the common shares as a single class. For so long as the rules of any national securities exchange on which any of our equity securities are listed requires holders of Series A Preferred Shares to have such voting rights, whenever dividends on the Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods shall be consecutive, and sufficient assets will not have been deposited with the dividend disbursing agent for payment of such accumulated dividends and distributions, holders of the outstanding Series A Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Company, except for any other series of outstanding preferred shares for which a like entitlement has arisen, with which the holders of the outstanding Series A Preferred Shares will vote together as one class for this purpose), will be entitled to elect two of the Company’s trustees (the “Preferred Shares Trustees”).

Subject to a Rating Agency Amendment (defined below), so long as any Series A Preferred Shares are outstanding, we will not:

(a) amend, alter or repeal the provisions of the Statement of Preferences so as to in the aggregate adversely affect the rights and preferences set forth in any statement of preferences, including with respect to the Series A Preferred Shares, without the affirmative vote of the holders of at least two-thirds of the preferred shares outstanding at the time, voting separately as one class; or

(b) to the extent permitted by the applicable exchange on which the preferred shares are listed, in the event that more than one series of preferred shares are outstanding, amend, alter or repeal the provisions of the Statement of Preferences which in the aggregate adversely affects the rights and preferences set forth in the statement of preferences for a series of preferred shares differently than such rights and preferences for any other series of preferred shares without the affirmative vote of the holders of at least two-thirds of the preferred shares outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently).

The class votes of holders of preferred shares described in (a) and (b) above will in each case be in addition to a separate vote of the requisite percentage of common shares and preferred shares, including Series A Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized preferred shares pursuant to the Governing Documents or the issuance of additional shares of any series of preferred shares (including Series A Preferred Shares), pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board.

The Board, without further action by the shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences that has been adopted by the Company pursuant to the guidelines of a rating agency providing a rating for the Series A Preferred Shares at the request of the Company (the “Rating Agency”) or add covenants and other obligations of the Company to the Statement of Preferences, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the preferred shares and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the preferred shares (collectively, a “Rating Agency Amendment”). The Board, without further action by the shareholders, may amend, alter, add to or repeal any provision of the Statement of Preferences, including a Rating Agency Amendment, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the preferred shares, provided, that the Company has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then current rating of such series of the Company’s preferred shares.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board or its delegatee, without the vote of the holders of the Series A Preferred Shares or any other share of the Company, may amend the provisions of the Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series A Preferred Shares, see “Restrictions on Ownership and Transfer” below.

Preemptive Rights

No holders of Series A Preferred Shares will, as the holders, have any preemptive rights to purchase or subscribe for our common shares, preferred shares or any other security of the Company.

Advance Notice Bylaw Provisions

Pursuant to our bylaws, shareholders may make nominations of individuals for election to the Board and propose business other than that which is stated in the notice of the meeting only in connection with annual meetings of shareholders, or a special meeting in lieu of an annual meeting. Our bylaws provide that, with respect to an annual meeting of our shareholders, nominations of individuals for election to the Board and the proposal of other business to be considered by our shareholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any shareholder of record who was a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the record date for the determination of shareholders entitled to notice of and to vote at such meeting, who has held beneficially and at risk at least $5,000 of the Company’s shares continuously during such time and for at least one year prior to the date of such notice, and containing the information, certifications and other materials, and who complies with the other procedural requirements, specified in the advance notice provisions of our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting.

The advance notice procedures of our bylaws provide that, to be timely, a shareholder’s notice with respect to trustee nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be delivered not earlier than 150 calendar days prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to the date of such annual meeting and the tenth calendar day following the day on which public announcement of the date of such meeting is first made.

In addition to the provisions of our Declaration relating to the approval requirements for business combinations and Principal Shareholder Transactions described above, the advance notice requirements contained in our bylaws may delay, defer or prevent a change in control or other transaction that might involve a premium price for our capital shares or otherwise be in the best interest of our shareholders.

Information Rights

Shareholders have the right to inspect the records of the Company, including, without limitation, shareholder lists, documents, accounts and books of the Company only to the extent inalienably granted under the DSTA; all other such rights whether or not provided in the DSTA are expressly precluded. All shareholders’ requests to inspect the records of the Company will be submitted by shareholders to the Board in writing. Upon receipt of such requests, the Board may in its discretion establish procedures for any permitted inspections. To preserve the integrity of the Company’s records, the Board may provide certified copies of Company records rather than originals. The Board will not be required to create records or obtain records from third parties to satisfy shareholders’ requests. The Board may require shareholders to pay in advance or otherwise indemnify the Company for the costs and expenses of shareholders’ inspection of records. None of the foregoing is intended nor will be construed to permit shareholders to inspect the records of the Company except as may be required by the DSTA or permitted by the Board in its discretion.

Power to Increase or Decrease Authorized Shares of Beneficial Interest, Reclassify Unissued Shares of Beneficial Interest and Issue Additional Common and Preferred Shares

The Company is authorized to issue an unlimited number of its shares of beneficial interest, or capital shares, in multiple classes and series thereof as determined from time to time by the Board. The Board, in its discretion, may from time to time without vote of the shareholders issue shares of beneficial interest, including any preferred shares, in addition to the then issued and outstanding shares of beneficial interest and shares of beneficial interest held in the treasury, subject to the terms of the Statement of Preferences. The Board may also authorize and issue such other securities of the Company as it determines to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including multiple classes of common shares, preferred interests, debt securities or other senior securities. To the extent the Board authorizes and issues additional shares of any class or series, the Board is authorized, without shareholder approval, subject to the terms of the Statement of Preferences, to amend or supplement the Declaration as it deems necessary or appropriate. The Board may from time to time divide or combine the shares of beneficial interest into a greater or lesser number without thereby changing the proportionate beneficial interest in such shares.

Our Board may increase the number of authorized preferred shares or cause the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, subject to the terms of the Statement of Preferences. The Statement of Preferences provides that an increase in the number of authorized preferred shares or the issuance of additional shares of any series of preferred shares, including Series A Preferred Shares, pursuant to the Governing Documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred shares and holders of the Series A Preferred Shares, by virtue of their acquisition of Series A Preferred Shares, will be deemed to have authorized such issuances by the Board. The Governing Instrument does not require the consent of holders of preferred shares, including the Series A Preferred Shares, for the Board to authorize and issue additional shares ranking junior to the Series A Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up.

As a result of the above, although our Board does not currently intend to do so, it could authorize the issuance of shares of beneficial interest with terms and conditions that could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our shares.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of beneficial interest must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our shares of beneficial interest may be owned, directly or indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares for purposes of this ownership limitation. To qualify as a REIT, we must satisfy certain other requirements as well.

To help insure that we meet these tests, among other purposes, the Declaration contains restrictions on the acquisition, ownership and transfer of shares of beneficial interest. The relevant sections of the Declaration provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding common shares (the “common share ownership limit”), or 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of beneficial interest of any class or series (the “aggregate share ownership limit”). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.”

The constructive ownership rules under the Code are complex and may cause our shares of beneficial interest owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, of the outstanding common shares or the outstanding shares of beneficial interest of any class or series (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, any such shares), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively our shares of beneficial interest in excess of the ownership limits.

The ownership limits apply during the period commencing on the date on which the shareholders approved the conversion of the Company from an investment company registered under the Investment Company Act to a REIT (the “Initial Date”) and prior to the date on which the Board may determine that compliance with the restrictions and limitations on beneficial ownership, constructive ownership and transfers set forth below (the “Restrictions”) are no longer in the best interests of the Company (the “Restriction Termination Date”), but subject to the provision of the Declaration providing that such Restrictions will not preclude the settlement of any transaction entered into the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. During such period:

(i) (1) No person, other than a person (an “Excepted Holder”) for whom a percentage limit (subject to the terms of the Declaration, an “Excepted Holder Limit”) is established by the Board in accordance with the Declaration, will beneficially own or constructively own shares of beneficial interest in excess of the aggregate share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration pertaining to the increase or decrease of such percentage, (2) no person, other than an Excepted Holder, will beneficially own or constructively own shares of beneficial interest in excess of the common share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration pertaining to the increase or decrease of such percentage, and (3) no Excepted Holder will beneficially own or constructively own shares of beneficial interest in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No person will beneficially own or constructively own shares of beneficial interest to the extent that such beneficial ownership or constructive ownership of shares of beneficial interest would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in Company (or any subsidiary REIT thereof, as applicable) owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (or such subsidiary) from such tenant would cause the Company (or such subsidiary) to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, taking into account any other income of the Company (or such subsidiary) that would not constitute qualifying income under such requirements).

(iii) Any transfer of shares of beneficial interest that, if effective, would result in the Company’s shares being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) will be void ab initio, and the intended transferee will acquire no rights in such shares.

(iv) No person will beneficially own or constructively own shares of beneficial interest to the extent that such beneficial ownership or constructive ownership of shares of beneficial interest would result in the Company failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

In addition, if any transfer of shares of beneficial interest (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any person beneficially owning or constructively owning shares of beneficial interest in violation of the Restrictions, then that number of shares of beneficial interest the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the Restrictions (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer (a “Charitable Transfer”), and such person will acquire no rights in such shares; provided, that if the transfer to the charitable trust described by the foregoing would not be effective for any reason to prevent the violation of the Restrictions, then the transfer of that number of shares of beneficial interest that otherwise would cause any person to violate the Restrictions will be void ab initio, and the intended transferee will acquire no rights in such shares of beneficial interest.

To the extent that, upon a Charitable Transfer, a violation of any provision of the Declaration governing restrictions on transfer and ownership of shares would nonetheless be continuing (for example where the ownership of shares of beneficial interest by a single charitable trust would violate the 100 shareholder requirement applicable to REITs), then shares of beneficial interest will be transferred to that number of charitable trusts, each having a distinct charitable trustee and a charitable beneficiary or charitable beneficiaries that are distinct from those of each other trust, such that there is no violation of any such provisions.

In determining which shares of beneficial interest should be subject to a Charitable Transfer, shares of beneficial interest will be so transferred to a charitable trust in such manner that minimizes the aggregate value of the shares of beneficial interest that are transferred to the charitable trust (except to the extent that the Board determines that the shares of beneficial interest transferred to the charitable trust will be those directly or indirectly held or beneficially owned or constructively owned by a person or persons that caused or contributed to the application of the provision of the Declaration requiring a Charitable Transfer), and to the extent not inconsistent therewith, on a pro rata basis.

If the Board at any time determines that a transfer or other event has taken place that results in a violation of the Restrictions or the terms relating to a Charitable Transfer, or that a person intends to acquire or has attempted to acquire beneficial ownership or constructive ownership of any shares in violation of the same (whether or not such violation is intended), the Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, without limitation, causing the Company to redeem shares of beneficial interest, refusing to give effect to such transfer on the books of the Company or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of the Restrictions will automatically result in the transfer to the charitable trust described above, and, where applicable, such transfer (or other event) will be void ab initio as provided above irrespective of any action (or non-action) by the Board.

The Declaration requires that any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares of beneficial ownership that will or may violate the Restrictions or any person who would have owned shares of beneficial interest that resulted in a Charitable Transfer will immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and will provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on Company’s status as a REIT.

The Declaration also requires that, from the Initial Date and prior to the Restriction Termination Date, (a) every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of beneficial interest, within 30 days after the end of each taxable year, will give written notice to the Company stating the name and address of such owner, the number of shares of beneficial interest beneficially owned and a description of the manner in which such shares are held. Each such owner must provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company’s status as a REIT and to ensure compliance with the aggregate share ownership limit and the common share ownership limit and the other restrictions in the Declaration; and (b) each person who is a beneficial owner or constructive owner of shares of beneficial interest and each person (including the shareholder of record) who is holding shares of beneficial interest for a beneficial owner or constructive owner shall provide to the Company such information as the Company may request in good faith in order to determine the Company’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Subject to (ii), (iii) and (iv) of the Restrictions, the Board may exempt (prospectively or retroactively) a person from the aggregate share ownership limit or the common share ownership limit, as the case may be, and may establish or increase an Excepted Holder Limit for such person if the Company obtains such representations and undertakings from such person as are reasonably necessary for the Board to determine that:

(i)	no person’s beneficial or constructive ownership of shares of beneficial interest will violate (ii), (iii) and (iv) of the Restrictions; and

(ii)

such person does not and will not own, actually or constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company, including a subsidiary REIT) that would cause the Company (or such subsidiary REIT) to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Company if the Company (or an entity owned or controlled by the Company, including such subsidiary REIT) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board, rent from such tenant would not adversely affect the Company’s (or such subsidiary REIT’s) ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the Restrictions) will result in such shares of beneficial interest being automatically subject to a Charitable Transfer.

Prior to granting any exception pursuant to the foregoing (a “Representation Exception”), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our Board has granted Representation Exceptions to James Dondero and his affiliates and others and may grant additional Representation Exceptions in the future. These Representation Exceptions will be subject to certain initial and ongoing conditions designed to preserve our status as a REIT.

Subject to (ii) of the Restrictions, an underwriter or placement agent that participates in a public offering or a private placement of the shares of beneficial interest (or securities convertible into or exchangeable for shares of beneficial interest) may beneficially own or constructively own shares of beneficial interest (or securities convertible into or exchangeable for shares of beneficial interest) in excess of the aggregate share ownership limit, the common share ownership limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

The Board may only reduce the Excepted Holder Limit for an Excepted Holder with the written consent of such Excepted Holder or pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit will be reduced to a percentage that is less than the aggregate share ownership limit or the common share ownership limit, as the case may be.

In addition, subject to (ii) of the Restrictions and the following, the Board may from time to time increase or decrease the common share ownership limit or the aggregate share ownership limit for one or more persons and increase or decrease the common share ownership limit or the aggregate share ownership limit for all other persons. No decreased common share ownership limit or aggregate share ownership limit will be effective for any person whose percentage of ownership of shares of beneficial interest is in excess of such decreased common share ownership limit or aggregate share ownership limit, as applicable, until such time as such person’s percentage of ownership of shares of beneficial interest equals or falls below the decreased common share ownership limit or aggregate share ownership limit, as applicable; provided, however, any further acquisition of shares of beneficial interest by any such person (other than a person for whom an Representation Exception has been granted or an Excepted Holder) in excess of the shares of beneficial interest owned by such person on the date the decreased common share ownership limit or aggregate share ownership limit, as applicable, became effective will be in violation of the common share ownership limit or aggregate share ownership limit. No increase to the common share ownership limit or aggregate share ownership limit may be approved if the new common share ownership limit and/or aggregate share ownership limit would allow five or fewer persons to beneficially own, in the aggregate more than 49.8% in value of the outstanding shares of beneficial interest.

Any certificates representing our shares of beneficial interest will bear a legend referring to the restrictions on ownership and transfer of our shares described above.

These restrictions on ownership and transfer of our shares of beneficial interest will not apply upon the Restriction Termination Date.

The restrictions on ownership and transfer of our shares of beneficial interest described above, including in Article XII of the Declaration, could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

Our common shares are listed on the NYSE under the symbol “NXDT.” The Series A Preferred Shares are listed on the NYSE under the symbol “NXDT PA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and Series A Preferred Shares is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of common shares or preferred shares. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms we have summarized below will generally apply to any future warrants we may offer under a prospectus supplement, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The description in the applicable prospectus supplement of any warrants we offer may differ from the description provided below and does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

General

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants offered;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	any provisions providing for changes to or adjustments in the exercise price;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the holding and/or exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if the warrants are subject to redemption or call, the material terms thereof;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and may be issued under one or more indentures.

We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common shares, preferred shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indenture we may enter into and any amendments or supplements thereto are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and any indenture we may enter into (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	any provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors of the Company;

•	any provisions relating to modification of the terms of the debt securities or the rights of their holders;

•

if the rights evidenced by the debt securities are or may be materially limited or qualified by the rights of any other of the Company’s authorized classes of securities, information regarding such other securities;

•	the name and location of the corporate trust office of the trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, any debt securities offered hereby may be convertible into or exchangeable for common shares, preferred shares or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under the indenture as it may be amended or supplemented, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to ownership of our shares. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the securities may be provided in the prospectus supplement that relates to those securities. The law firm of Winston & Strawn LLP has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our” and “us” mean only NexPoint Diversified Real Estate Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as: financial institutions or broker-dealers; insurance companies; entities treated as partnerships for U.S. federal income tax purposes; tax-exempt organizations (except to the limited extent discussed in “-Taxation of Tax-Exempt U.S. Holders of Our Shares” below); non-U.S. individuals and foreign corporations (except to the limited extent discussed in “-Taxation of Non-U.S. Holders of Our Shares” below); U.S. expatriates; persons who mark-to-market our shares; subchapter S corporations; persons whose functional currency is not the U.S. dollar; regulated investment companies and REITs; trust and estates; holders who receive our shares through the exercise of employee share options or otherwise as compensation; persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; persons subject to the alternative minimum tax provisions of the Code; persons holding our shares through a partnership or similar pass-through entity; and persons required to accelerate the recognition of any item of gross income with respect to our capital shares as a result of such income being recognized on an applicable financial statement.

This summary assumes that investors will hold their shares as a capital asset, which generally means property held for investment.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2021. We believe that our organization and current and proposed method of operation have allowed and will allow us to qualify for taxation as a REIT. Note that these rules will not generally apply to our taxable years prior to the effective date of such REIT election.

In connection with this offering, Winston & Strawn LLP will render an opinion that, commencing with our taxable year ended December 31, 2021, we have been organized in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and our current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2024 and subsequent taxable years. Investors should be aware that Winston & Strawn LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Winston & Strawn LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests imposed upon REITs by the Code. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital shares ownership, and the percentage of our earnings that we distribute. Winston & Strawn LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Winston & Strawn LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “-Failure to Qualify.”

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of shares and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The principal qualification requirements are summarized below under “-Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay that are treated as dividends for U.S. federal income tax purposes and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from owning shares in a regular corporation. In general, the income that we generate is taxed only at the shareholder level upon distribution to our shareholders.

Our tax attributes, such as net operating losses (if any), generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “-Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at U.S. federal corporate income tax rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “-Prohibited Transactions” and “-Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the U.S. federal corporate income tax rate.

•

If, due to reasonable cause and not willful neglect, we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “-Income Tests,” but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below under “-Asset Tests,” and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the U.S. federal corporate income tax rate if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed and (2) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the corporate tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset, provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	The amount of gain that we recognize at the time of the sale or disposition, and

•	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of any of our subsidiaries that are subchapter C corporations, including any subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4), (7) and (8) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) have applied to us beginning with our 2021 taxable year.

We believe that we will meet condition (5) and that our shares of our shares will be owned with sufficient diversity of ownership to satisfy condition (6). In addition, our Declaration contains restrictions on the ownership and transfer of our shares that are intended to assist us in continuing to satisfy these requirements; however, they may not ensure that we will, in all cases, be able to satisfy these requirements. The provisions of our Declaration restricting the ownership and transfer of our shares are described in “Description of Capital Shares-Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, even if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests

An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test (see “-Asset Tests” below), our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any partnerships in which we own interests will be treated as our assets and items of income for purposes of applying the REIT requirements.

We may invest in preferred equity investments in the form of limited partner or non-managing member interests in partnerships and limited liability companies. Although the character of our income and assets for purposes of the REIT income and asset tests will depend upon those partnerships’ and limited liability companies’ income and assets, we will typically have limited control over the operations of the partnerships and limited liability companies that issue preferred equity investments. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and we may not become aware of such action in time to dispose of our interest in such partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. For any period of time that we own 100% of the OP, all of the OP’s assets and income will be deemed to be ours for U.S. federal income tax purposes.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated for U.S. federal income tax purposes as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), with respect to which 100% of the stock of such corporation is held by a REIT. Other domestic entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”

Taxable REIT Subsidiaries

We may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally will be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated for U.S. federal income tax purposes as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated if undertaken by us as prohibited transactions.

Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to our TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

i.	substantially all of its assets consist of debt obligations or interests in debt obligations;

ii.	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

iii.	the entity has issued debt obligations that have two or more maturities; and

iv.

the payments required to be made by the entity on the debt obligations described in (iii) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of shareholders, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business taxable income, we may incur a corporate level tax on a portion of any excess inclusion income. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions. We do not currently intend to hold REMIC residual interests (other than through a TRS) or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property or interests in real property (including certain types of CMBS), “rents from real property,” distributions received from other REITs, income derived from real estate mortgage investment conduits (“REMICs”), in proportion to the real estate mortgages held by the REMIC, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% gross income test described above), as well as other interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or on interests in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and both (1) the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan (or, in certain cases, when the loan is modified if the modification is treated as “significant” for U.S. federal income tax purposes) and (2) the value of the personal property securing the loan exceeds 15% of the total value of all property securing the loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We may acquire participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We may acquire interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test.

There is limited case law and administrative guidance addressing whether instruments similar to any mezzanine loans or preferred equity investments that we may acquire will be treated as equity or debt for U.S. federal income tax purposes. We typically do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security and we would be treated as receiving our proportionate share of the income of the entity. There can be no assurance that such an entity will not derive nonqualifying income for purposes of the 75% or 95% gross income test or earn income that could be subject to a 100% penalty tax. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as producing interest income that would be qualifying income for the 95% gross income test, but not for the 75% gross income test. If the IRS successfully challenges the classification of our mezzanine loans or preferred equity investments for U.S. federal income tax purposes, no assurance can be provided that we will not fail to satisfy the 75% or 95% gross income test.

We may modify the terms of mortgages or mezzanine loans after acquiring them. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (1) occasioned by a borrower default or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

We expect that any interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount not less than 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the tenant’s equity, other than a TRS.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests, or (3) in connection with the effective termination of certain hedging transactions described above will not constitute gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income for purposes of either or both of the gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may originate loans with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the loan, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such loan.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected in our financial statements. Section 451(b) of the Code has been amended to provide that the “all events” test for the realization of income for accrual method taxpayers is treated as being met no later than when the item is taken into account as revenue by the taxpayer in certain financial statements (including any financial statement presented in accordance with generally accepted accounting principles such as a Form 10-K annual statement, an audited financial statement or a financial statement filed with any federal agency for non-tax purposes). This rule may require the accrual of income earlier than would be the case under the general tax rules; however, recently finalized Treasury regulations generally exclude original issue discount from this rule.

In addition, in the event that any loan is delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action (such as paying dividends consisting of a combination of cash and shares) to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, temporary investments in stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, equity interests in other entities that qualify as REITs, debt instruments of “publicly offered” REITs (i.e., REITs that are required to file periodic and annual reports with the SEC under the Exchange Act), mortgage loans secured by real property or interests in real property, certain kinds of CMBS, and residual and regular interests in REMICs if at least 95% of the REMIC’s assets constitute qualifying mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, of our investments not included in the 75% asset class, the value of any one issuer’s securities (other than a TRS) that we own may not exceed 5% of the value of our total assets. Third, of our investments not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities that meet specified statutory requirements. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets. Finally, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

A real property mortgage loan is generally a qualifying asset for purposes of the 75% asset test to the extent that the fair market value of the real property securing the loan exceeds the principal amount of the loan. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (1) the date the REIT agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the REIT modified the loan, then a portion of the mortgage loan will not be a qualifying asset for purposes of the 75% asset test. Generally, the non-qualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is securing that loan. Mortgage loans that are qualifying real estate assets for purposes of the 75% asset test are also not considered securities for purposes of the 10% and 5% asset tests mentioned above.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify unless such debt was issued by a “publicly offered” REIT.

As noted above, there is limited case law and administrative guidance addressing whether instruments that are in the form of mezzanine loans or preferred equity will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security. If that partnership or limited liability company owned nonqualifying assets, we may not be able to satisfy all of the asset tests. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and would be subject to the 10% value test and the 5% asset test.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain distributions, to our shareholders in an amount at least equal to:

1.	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction; and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

2.

the excess of the sum of specified items of non-cash income (including original issue discount on any loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (1) the distributions are declared before we timely file our U.S. federal income tax return for the year and are paid with or before the first regular distribution payment in the 12-month period after such declaration, provided we elect to do so in such U.S. federal income tax return for the year; or (2) the distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (1) are taxable to the holders of our shares in the taxable year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the U.S. federal corporate income tax rate on the retained portion of such income. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted tax basis of their shares by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “-Taxation of Shareholders” below.

If we should fail to distribute during each taxable year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated taxable income or gain from an entity in which we have made a preferred equity investment that exceeds the cash distributions we receive from the entity. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital shares or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure creating a safe harbor authorizing publicly traded REITs to make elective cash/shares dividends that fully qualify for the dividends paid deduction. We have previously paid portions of dividends on our common shares in common shares of the Company pursuant to this revenue procedure in order to conserve cash for additional investments. If we elect to do so again in the future, we expect that any such distribution would comply with the requirements of the revenue procedure. The Company may revert to paying dividends solely in cash at some point in the future when cash flow from operations supports such a cash dividend. However, there can be no assurance that cash flow from operations will be able to support a cash dividend in the future.

We may be able to rectify a failure to meet the distribution requirements for a taxable year by paying “deficiency dividends” to shareholders in a later taxable year, which may be included in our deduction for distributions paid for the earlier taxable year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements. A shareholder that fails or refuses to comply with such requests is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at the U.S. federal corporate income tax rate. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our shareholders, which in turn could have an adverse impact on the value of, and trading prices for, our shares. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders may be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for reduced U.S. federal income tax rates on such dividends.

Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any asset that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the U.S. federal corporate income tax rate, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property subject to a nonrecourse mortgage loan, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Tax Aspects of Investments in Partnerships

General

We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our OP, or other non-corporate entities. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts that would either be disregarded as entities for U.S. federal income tax purposes or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in our OP if our OP is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities classified as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from our OP will be sufficient to pay the tax liabilities resulting from an investment in our OP.

We intend that interests in our OP (and any partnership invested in by our OP) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, we reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be taxed as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our OP will have sufficient qualifying income so that it would be treated as a partnership, even if it were a publicly traded partnership.

To the extent that our OP (or any subsidiary partnership in which our OP owns an interest) were treated as a taxable mortgage pool, it would be taxable as a corporation for U.S. federal income tax purposes. In such case, we may not be able to qualify as a REIT. We do not believe that our OP (or any subsidiary partnership in which our OP owns an interest) will be treated as a taxable mortgage pool, but no assurance can be given that it will not be treated as such.

If for any reason our OP (or any partnership invested in by our OP) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and Their Partners

Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our OP’s partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to our OP in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. The application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our OP to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

Our share of any gain realized by a partnership on the sale of any property held by the partnership as inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. We do not presently intend to acquire or hold or to allow any partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such partnership’s trade or business.

Partnership Audit Rules

Under rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in our OP (or any partnership invested in by our OP) in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our shares.

Taxation of Shareholders

Taxation of Taxable U.S. Holders of Our Shares

The following summary describes certain U.S. federal income tax considerations for taxable U.S. Holders (as defined below) relating to ownership of shares of our shares. Certain U.S. federal income tax consequences applicable to tax-exempt shareholders are described under the subheading “-Taxation of Tax-Exempt U.S. Holders of Our Shares,” below and certain U.S. federal income tax consequences applicable to Non-U.S. Holders are described under the subheading “-Taxation of Non-U.S. Holders of Our Shares,” below.

As used herein, the term “U.S. Holder” means a beneficial owner of our shares who, for U.S. federal income tax purposes:

•	is an individual who is a citizen or resident of the United States;

•

is a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our shares, you are urged to consult with your own tax advisors about the consequences of the purchase, ownership and disposition of shares of our shares by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations.

Because, as discussed above, we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not eligible for the preferential rate on “qualified dividend income” currently available to most non-corporate taxpayers. However, individuals, trusts and estates generally may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. shareholders taxed at individual rates is currently 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%. To qualify for this deduction, the U.S. Holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

We may designate a portion of our dividends as eligible for the preferential rate on qualified dividend income, provided that the amount so designated may not exceed that portion of our distributions attributable to:

•	dividends received by us from non-REIT corporations, such as a TRS; and

•	income upon which we have paid U.S. federal corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year).

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Holder. This treatment will reduce the adjusted tax basis that each U.S. Holder has in its shares of our shares for U.S. federal income tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Holder’s adjusted tax basis in its shares of the Company will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any taxable year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own U.S. federal income tax returns any of our net operating losses or capital losses. Instead, subject to certain limitations, these losses are generally carried over by us for potential offset against our future income.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a Capital Gains Designation (defined below)) will be taxable to U.S. Holders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Holders at preferential rates, depending on the nature of the asset giving rise to the gain. Corporate U.S. Holders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our shares will be treated as portfolio income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of our shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”), we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Holder generally would:

•

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted tax basis of its shares of the Company by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

Dispositions of Our Shares

Generally, if you are a U.S. Holder and you sell or dispose of your shares of the Company, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares for U.S. federal income tax purposes. This gain or loss will be capital if you have held the shares as a capital asset and, except as provided below, will be long-term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. Holder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us that were required to be treated as long-term capital gains. All or a portion of any loss that a U.S. Holder realizes upon a taxable disposition of our shares may be disallowed if the U.S. Holder purchases other shares within 30 days before or after the disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for reduced rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Redemption of Series A Preferred Shares

A redemption of the Series A Preferred Shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series A Preferred Shares (in which case the redemption will be treated in the same manner as a sale described above under “-Dispositions of Shares of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our shares, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our shares or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series A Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series A Preferred Shares does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series A Preferred Shares is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series A Preferred Shares that you still hold (or that are held by a person related to you).

Information Reporting and Backup Withholding

We report to our U.S. Holders of our shares and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “-Taxation of Non-U.S. Holders of Our Shares.”

Medicare Tax

Certain U.S. Holders of our shares that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our shares.

Taxation of Tax-Exempt U.S. Holders of Our Shares

Our distributions to a U.S. Holder that is a domestic tax-exempt entity generally should not constitute unrelated business taxable income (“UBTI”), unless the U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire or to carry its shares, the shares are otherwise used in an unrelated trade or business of the tax-exempt entity. We may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt shareholder may be treated as UBTI.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

Notwithstanding the above, a pension trust (1) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (2) that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a pension-held REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of the outstanding shares of the Company and (2) we would not have qualified as a REIT without relying upon the “look through” exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding shares of the Company is owned by five or fewer individuals. Given the share ownership restrictions in our Declaration, we do not expect to be classified as a pension-held REIT, but because our shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders are encouraged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our shares.

Taxation of Non-U.S. Holders of Our Shares

The following summary describes certain U.S. federal income tax considerations for Non-U.S. Holders (as defined below) relating to ownership of our shares. As used herein, a “Non-U.S. Holder” means a beneficial owner of our shares that, for U.S. federal income tax purposes, is an individual, corporation or estate that is not a U.S. Holder. The rules governing U.S. federal income taxation of Non-U.S. Holders of our shares are complex and no attempt is made herein to provide more than a brief summary of such rules. Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of our shares, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally

Distributions that are neither attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) nor designated by us as capital gain dividends will be treated as dividends to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs.

Dividends that are treated as effectively connected with the conduct of a U.S. trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. income tax at the rate of 30% on any distributions made to Non-U.S. Holders unless:

•

a lower treaty rate applies and you provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate form, as applicable, evidencing eligibility for an exemption from withholding or a reduced treaty rate;

•	you provide to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with your U.S. trade or business; or

•	the distribution is treated as attributable to a sale or exchange of a “U.S. real property interest” (as discussed below).

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in our shares. Instead, the distribution will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed your adjusted tax basis in our shares, they will give rise to gain from the sale or exchange of such shares. The tax treatment of this gain is described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

As described above, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders likewise will be considered to be excess inclusion income. Any portion of the dividends paid to Non-U.S. Holders that is treated as excess inclusion income will generally be subject to a 30% U.S. federal income tax withholding, without reduction under any otherwise applicable income tax treaty.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Except as described below, distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in our shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” by us are taxable to a Non-U.S. Holder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). The term “U.S. real property interests” includes interests in U.S. real property including interests owned indirectly through investments in partnerships, but generally does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Under FIRPTA, a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. Holders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes. In addition, we will be required to withhold tax equal to 21% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. federal withholding tax described above, if you did not own more than 10% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “10% Exception”). In addition, capital gains distributions by a REIT to “qualified shareholders” meeting certain statutory requirements, including that the shareholders be eligible for treaty benefits and publicly traded, or constitute a foreign partnership or other type of foreign collective investment vehicle, are not subject to FIRPTA. Instead, all such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Holders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

“Qualified foreign pension funds” are not subject to the taxes imposed by FIRPTA. Accordingly, capital gains distributions by a REIT to a qualified foreign pension fund are not subject to the FIRPTA rules set forth above but may still be subject to regular U.S. federal withholding tax. To qualify, a pension fund must be created or organized under the law of a country other than the U.S., and have been established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, and meet other requirements. Shareholders that are non-U.S. pension funds are urged to contact their own tax advisors to determine whether they qualify for the exemption to FIRPTA.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares held by Non-U.S. Holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares

Gain recognized by a Non-U.S. Holder upon the sale or exchange of our shares generally will not be subject to U.S. federal income taxation unless such shares constitute a U.S. real property interest. As noted above, the term “U.S. real property interest” does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Even if we were treated as a United States real property holding corporation, our shares will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity, which includes a REIT with respect to which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by Non-U.S. Holders. We believe that we are, and expect to continue to be, a domestically controlled REIT. Our Declaration restricts ownership of our shares such that constructive or beneficial ownership of our shares cannot be held in a manner that causes us not to be a domestically controlled REIT. However, because our shares are publicly traded, no assurance can be given that we are or will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT at the time you sell or exchange our shares, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (1) such shares are of a class of our shares that is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and (2) you owned, actually and constructively, 10% or less in value of such class of our shares throughout the shorter of the period during which you held such shares or the five-year period ending on the date of the sale or exchange. Our common shares and our Series A Preferred Shares are regularly traded on an established securities market.

If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the shares of the Company would be required to withhold and remit to the IRS 15% of the purchase price.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in our shares is effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Backup Withholding Tax and Information Reporting

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence. Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

The gross proceeds from the disposition of our shares may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells our shares outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells our shares through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our shares to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Other Tax Considerations

Additional FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” when applicable, will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends made to (1) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (2) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. The rules under FATCA are complex. Holders that hold our shares through a non-U.S. intermediary or that are Non-U.S. Holders should consult their own tax advisors regarding the implications of FATCA on an investment in our shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any recent or future law changes on REITs and their shareholders. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

State and Local Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through underwriters, brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares and our Series A Preferred Shares, which are currently listed on the NYSE. We currently intend to list any common shares and Series A Preferred Shares sold pursuant to a prospectus supplement on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities, and may occur on the NYSE or other market as may be specified in the prospectus supplement. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that the Company files electronically with the SEC at www.sec.gov.

Our website address is located at https://nxdt.nexpoint.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on April 23, 2024, June 12, 2024 and July 22, 2024;

•

the description of our common shares, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2006 (File No. 001-32921), including any amendments or reports filed for the purpose of updating such description; and

•

the description of our Series A Preferred Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on January 5, 2021 (File No. 001-32921), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and on or after the date of this prospectus but prior to the completion of the offerings of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered with the prospectus at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

ATTN: Corporate Secretary

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, Dallas, Texas, and, with respect to certain matters of Delaware law, by Tuan Olona, LLP, New York, New York. In addition, the description of material U.S. federal income tax matters will be passed upon for us by Winston & Strawn LLP. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NexPoint Diversified Real Estate Trust as of and for the years ended December 31, 2023 and 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of NexPoint Diversified Real Estate Trust for the year ended December 31, 2021, incorporated by reference herein, have been audited by Cohen & Company, Ltd., independent registered public accounting firm, as stated in their report, incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm and upon the authority of said firm as experts in accounting and auditing.

NexPoint Diversified Real Estate Trust

9.00% Series B Cumulative Redeemable Preferred Shares

(Series B Cumulative Redeemable Preferred Shares, Initial Stated Value $25.00 per share)

Maximum of 16,000,000 Shares

PROSPECTUS SUPPLEMENT

NexPoint Securities

January 30, 2025